ASSET PURCHASE AGREEMENT between DZS Inc. and AXON Networks Inc. Dated as of October 16, 2024

TABLE OF CONTENTS Page i ARTICLE I DEFINITIONS .............................................................................................. 1 1.1 Certain Definitions ..................................................................................... 1 1.2 Other Definitional and Interpretive Matters ............................................ 11 ARTICLE II PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES ........................................................................................... 12 2.1 Purchase and Sale of Assets ..................................................................... 12 2.2 Excluded Assets ....................................................................................... 14 2.3 Assumption of Liabilities ......................................................................... 16 2.4 Excluded Liabilities ................................................................................. 16 2.5 Further Conveyances and Assumptions; Consent of Third Parties ......... 18 2.6 Bulk-Sales Laws ...................................................................................... 19 2.7 Purchase Price Allocation ........................................................................ 19 2.8 Right to Control Payment ........................................................................ 20 2.9 Proration of Certain Expenses ................................................................. 20 2.10 Receivables; Misallocation. ..................................................................... 20 2.11 Withholding ............................................................................................. 21 ARTICLE III CONSIDERATION .................................................................................. 21 3.1 Consideration ........................................................................................... 21 3.2 Payment of Purchase Price. ...................................................................... 21 ARTICLE IV CLOSING AND TERMINATION ........................................................... 22 4.1 Closing Date............................................................................................. 22 4.2 Termination of Agreement ....................................................................... 22 4.3 Procedure Upon Termination ................................................................... 23 4.4 Effect of Termination ............................................................................... 23 ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER .................... 23 5.1 Organization and Good Standing ............................................................. 23 5.2 Authorization of Agreement .................................................................... 24 5.3 Conflicts; Consents of Third Parties. ....................................................... 24 5.4 Title to Purchased Assets; Sufficiency .................................................... 25 5.5 Absence of Certain Developments ........................................................... 25 5.6 Taxes. ....................................................................................................... 27 5.7 Real Property. .......................................................................................... 29 5.8 Tangible Personal Property. ..................................................................... 29 5.9 Intellectual Property. ................................................................................ 30 5.10 Material Contracts; Schedule of Revenue................................................ 36 5.11 Employee Benefits. .................................................................................. 38

TABLE OF CONTENTS (continued) Page ii 5.12 Labor. ....................................................................................................... 41 5.13 Litigation .................................................................................................. 43 5.14 Compliance with Laws; Permits. ............................................................. 43 5.15 Environmental Matters............................................................................. 44 5.16 Insurance .................................................................................................. 45 5.17 Product Warranty; Product Liability. ....................................................... 45 5.18 Financial Advisors ................................................................................... 45 5.19 Affiliate Contracts .................................................................................... 45 5.20 Terrorism Laws; FCPA ............................................................................ 45 ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER .......... 47 6.1 Organization and Good Standing ............................................................. 47 6.2 Authorization of Agreement .................................................................... 47 6.3 Conflicts; Consents of Third Parties. ....................................................... 47 6.4 Litigation .................................................................................................. 48 6.5 Sufficient Funds ....................................................................................... 48 6.6 Financial Advisors ................................................................................... 48 ARTICLE VII COVENANTS ......................................................................................... 48 7.1 Access to Information .............................................................................. 48 7.2 Conduct of the Business Pending the Closing ......................................... 48 7.3 Consents ................................................................................................... 51 7.4 Further Assurances................................................................................... 51 7.5 Non-Competition; Non-Solicitation; Confidentiality. ............................. 51 7.6 Preservation of Records ........................................................................... 53 7.7 Publicity. .................................................................................................. 54 7.8 Notification of Certain Matters ................................................................ 54 7.9 Spanish Tax Certificate ............................................................................ 54 7.10 Wind-Down Trademark License .............................................................. 55 7.11 Background IP License ............................................................................ 55 7.12 Maintenance of Funds .............................................................................. 55 7.13 Registration of Transferred Patents and Marks ....................................... 56 ARTICLE VIII EMPLOYEES AND EMPLOYEE BENEFITS ..................................... 56 8.1 Employment ............................................................................................. 56 8.2 Standard Procedure .................................................................................. 56 ARTICLE IX CONDITIONS TO CLOSING ................................................................. 56 9.1 Conditions Precedent to Obligations of Purchaser .................................. 56 9.2 Conditions Precedent to Obligations of Seller ......................................... 59

TABLE OF CONTENTS (continued) Page iii ARTICLE X INDEMNIFICATION ................................................................................ 60 10.1 Survival of Representations and Warranties ............................................ 60 10.2 Indemnification. ....................................................................................... 61 10.3 Indemnification Procedures. .................................................................... 62 10.4 Limitations on Indemnification for Breaches of Representations and Warranties. ........................................................................................ 63 10.5 Tax Treatment of Indemnity Payments .................................................... 64 ARTICLE XI TAXES ...................................................................................................... 64 11.1 Transfer Taxes ......................................................................................... 64 11.2 Prorations ................................................................................................. 65 11.3 Cooperation on Tax Matters .................................................................... 65 11.4 Tax Clearance Certificates ....................................................................... 65 11.5 Deferred Revenue .................................................................................... 66 ARTICLE XII MISCELLANEOUS ................................................................................ 66 12.1 Expenses .................................................................................................. 66 12.2 Specific Performance ............................................................................... 66 12.3 Submission to Jurisdiction; Consent to Service of Process. .................... 66 12.4 Entire Agreement; Amendments and Waivers ........................................ 67 12.5 Governing Law; Waiver of Jury Trial. .................................................... 67 12.6 Notices ..................................................................................................... 67 12.7 Severability .............................................................................................. 68 12.8 Binding Effect; Assignment ..................................................................... 69 12.9 Counterparts ............................................................................................. 69 12.10 Right of Offset ......................................................................................... 69 12.11 Third-Party Beneficiaries ......................................................................... 69

Exhibits A Bill of Sale, Assignment and Assumption Agreement B Patent Assignment Agreement C Trademark Assignment Agreement D Domain Name Assignment Agreement E Patents Sublicense Agreement F Transferred Patents License Agreement G Edge SDK License Agreement H Reseller Agreement I Transition Services Agreement J Xtreme License Agreement K Form of Local Transfer Agreement

ASSET PURCHASE AGREEMENT This ASSET PURCHASE AGREEMENT (the “Agreement”) dated as of October 16, 2024, between DZS Inc., a Delaware corporation (“Seller”), and AXON Networks Inc., a Delaware corporation (“Purchaser”). W I T N E S S E T H: WHEREAS, Seller and the Selling Subsidiaries presently conduct the Business; WHEREAS, Seller and the Selling Subsidiaries desire to sell, transfer and assign to Purchaser or its designated Affiliate or Affiliates, and Purchaser desires to (or to cause its designated Affiliate or Affiliates to) acquire and assume from Seller and the Selling Subsidiaries, all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein; WHEREAS, certain terms used in this Agreement are defined in Section 1.1; NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows: ARTICLE I DEFINITIONS 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1: “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. “Affiliated Group” means an affiliated group as defined in Code Section 1504 (or any corresponding or similar combined, consolidated or unitary group defined under state, local or non-U.S. Law). “ASSIA” means Adaptive Spectrum and Signal Alignment, Incorporated, a California corporation. “ASSIA Patents” means the patents and pending patent applications that Seller has a right to sublicense pursuant to the Retained Patents License Agreement, dated May 27, 2022 by and between ASSIA, ASSIA EAL, S.L., ASSIA SPE, LLC and Seller.

2 “ASSIA Argentina” means ASSIA S.R.L., a corporation formed under the laws of Argentina. “Assigned Patent Rights” means all right, title and interest in the Transferred Patents and (a) all causes of action (whether currently pending, filed, or otherwise) and exclusive enforcement rights under the Transferred Patents including, without limitation, the sole and exclusive rights to sue, to countersue and to pursue damages, injunctive relief, and any other remedies of any kind for past, current and future infringement; (b) all rights to recover and collect settlement arrangements, license payments (including lump sum payments), royalties and other payments due now or hereafter due or payable with respect thereto, under or on account of any of the Transferred Patents or any of the foregoing, including all rights to enforce the same; (c) all statutory rights conferred under the Transferred Patents, including the right to practice the Transferred Patents, including without limitation, the right to make, use and sell products and services under the Transferred Patents, and the exclusive right to exclude others from practicing the inventions claimed in the Transferred Patents, including the right to exclude others from making, using, offering for sale, and selling products and services covered under the Transferred Patents; and (d) any and all privileges, including the benefit of all attorney-client privilege and attorney work product privilege, to the extent transferable. “Business” means the businesses conducted by Seller and the Subsidiaries (including through the use of certain assets, properties, and employees of Seller and its Subsidiaries to the extent used in such businesses) of researching, developing, marketing, licensing, selling, commercializing and providing the products commonly known as Expresse, Equipe, CloudCheck, Commande, TruSpeed, but for clarity, excluding Xtreme NFV, Xtreme Access, Xtreme Transport, device firmware outside of the CloudCheck agent and related service assurance functions and SDN management and control applications which are required to support the Seller’s transport, access and connectivity products. “Business Day” means any day of the year on which national banking institutions in Dallas, Texas are open to the public for conducting business and are not required or authorized to close. “Business Intellectual Property” means the Owned Intellectual Property and the Licensed Intellectual Property. “Business Technology” means the Owned Technology and the Licensed Technology. “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. “Code” means the Internal Revenue Code of 1986, as amended. “Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding or undertaking, commitment or obligation, whether written or oral.

3 “COTS Technology” means Intellectual Property or Technology that is generally available to any purchaser or licensee upon acceptance of a publisher’s, manufacturer’s, distributor’s, service provider’s or reseller’s standard contract, license, terms of use or similar contractual provisions for the applicable Intellectual Property or Technology for a cost of less than $5,000 per year for the applicable items of Intellectual Property or Technology. “COVID-19” means the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof) or associated epidemics, pandemic or disease outbreaks. “COVID-19 Measures” means, as applicable to a party or its subsidiaries, (i) any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure or sequester order, guideline, recommendation or Law, or any other applicable Laws, guidelines or recommendations by any Governmental Body in connection with or in response to COVID-19 and (ii) such other measures taken by such party and/or any of its subsidiaries to the extent determined in good faith by such party to be reasonably necessary to avoid or mitigate material risk of physical injury or harm to any human Person (or to otherwise protect or preserve the health or safety of any human Person) or a material financial loss or damage to such party or its subsidiaries in connection with or in response to COVID-19 or any other global or regional health event. “Current Liabilities” means the current liabilities of Seller and the Selling Subsidiaries primarily related to the Business, as determined in accordance with GAAP. “Deferred Revenue” means the deferred revenue of Seller and the Selling Subsidiaries primarily related to the Business, as determined in accordance with GAAP. “Documents” means all written and digital files, documents, instruments, papers, books, studies, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, lists and contact information of past, present and/or prospective customers, supplier lists, regulatory filings, operating data and plans, research material, safety and environmental documentation, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, engineering information, test results, processes, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), bill of material, equipment logs, service books and records, operating guides and manuals, creative materials and other similar materials, in each case related to the Business and the Purchased Assets, whether or not in electronic form. “DZS Brazil” means Dasan Zhone Solutions do Brasil LTDA, a corporation formed under the laws of Brazil. “DZS Employee” means all individuals (including common law employees, independent contractors and individual consultants), who are employed or engaged by Seller or the Subsidiaries on or following the Closing Date, but specifically excluding any Transferred Employees. “DZS Spain” means DZS Solutions Spain, S.L.U., a corporation formed under the laws of Spain, having its registered office at calle María Tubau 3, 4º, Madrid, with Tax

4 Identification Number B-05284963 and registered with the Commercial Registry of Madrid under Volume 43,090, Page 50, Sheet M-761485. “Employee” means all individuals (including common law employees, independent contractors and individual consultants), as of the date hereof, who are employed or engaged by Seller or the Selling Subsidiaries primarily in connection with the Business. All such individuals are listed on Schedule 1.1(a). “Employment Contracts” means any Contract between Seller or a Selling Subsidiary and an Employee with respect to services rendered to Seller or a Selling Subsidiary, including but not limited to agreements, contracts of engagement or services agreements, proprietary information agreement or any other agreement relating to the right of that individual to be employed, engaged or retained by Seller or a Selling Subsidiary. “Environmental Costs and Liabilities” means, with respect to any Person, all Liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, order or agreement with any Governmental Body or other Person, which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials. “Environmental Law” means any Law as now or hereafter in effect in any way relating to the protection of human health and safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as each has been or may be amended and the regulations promulgated pursuant thereto. “Environmental Permit” means any Permit required by Environmental Laws for the operation of the Business. “ERISA” means the Employment Retirement Income Security Act of 1974, as amended. “Excluded Contracts” means any Contract of Seller or any Subsidiary, not primarily used in the Business, or as set forth on Schedule 1.1(b). “Exempted Licenses” means any of the following licenses: (i) licenses granted by Seller or a Subsidiary to customers, resellers or distributors pursuant to a Seller standard-form agreement to use or sell the Seller’s or a Subsidiary’s products and/or services (including other

5 agreements containing terms substantially similar with respect to Intellectual Property matters as the foregoing agreements); (ii) licenses granted by Seller or a Subsidiary to consultants, contractors, service providers or vendors to use Intellectual Property for the purpose of providing products and/or services to Seller or a Subsidiary; (iii) licenses granted or ownership assigned by Seller or a Subsidiary to consultants, contractors, service providers or vendors to use feedback or suggestions given by Seller or a Subsidiary to consultants, contractors, service providers or vendors in respect to such consultants’, contractors’, service providers’ or vendors’ offerings; (iv) and licenses granted by Seller or a Subsidiary to consultants, contractors, service providers or vendors to use Seller’s name and/or trademarks for the purpose of marketing the fact that Seller is a customer of such consultants, contractors, service providers or vendors. “Furniture and Equipment” means all furniture, fixtures, furnishings, equipment, testing lab equipment, vehicles, leasehold improvements, and other tangible personal property owned or used by Seller and the Selling Subsidiaries primarily in the conduct of the Business, including all artwork, desks, chairs, tables, Hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies. “GAAP” means generally accepted accounting principles in the United States as of the date hereof. “Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, regional, autonomic, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private). “Hardware” means any and all computer and computer-related hardware, including, but not limited to, computers, file servers, facsimile servers, scanners, color printers, laser printers and networks. “Hazardous Material” means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold or other fungi and urea formaldehyde insulation. “Indebtedness” of any Person means, without duplication, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business) (other than the current liability portion of any indebtedness for borrowed money); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of

6 any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (vi) the liquidation value, accrued and unpaid dividends and prepayment or redemption premiums and penalties (if any), unpaid fees or expense and other monetary obligations in respect of any and all redeemable preferred stock of such Person; (vii) all obligations of the type referred to in clauses (i) through (vi) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person). “Intellectual Property” means all right, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (i) all patents and applications therefor, including all continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof (collectively, “Patents”); (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles, logos, social media accounts and handles and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (iii) all Internet domain names; (iv) all copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof including in connection with any Software (collectively, “Copyrights”); (v) all inventions (whether patentable or not and whether or not reduced to practice), invention disclosures, trade secrets and other confidential and proprietary information, source code, data, databases, collections of data, Personal Information, manufacturing processes, test and qualification models, formulae, algorithms, processes, designs, schematics, know-how, technology, technical data and client lists and data, all documentation to the extent embodying any of the foregoing throughout the world, and all rights to limit the use or disclosure of any of the foregoing (“Trade Secrets”); (vi) all other intellectual property rights arising from or relating to Technology, and (vii) all Contracts granting any right relating to or under the foregoing; provided, however, that no reference to Intellectual Property or Patents shall refer to the Retained Patents unless expressly set forth herein. “Intellectual Property Licenses” means (i) any grant by the Seller or any Selling Subsidiary to another Person of any right relating to or under the Purchased Intellectual Property and (ii) any grant by another Person to Seller or any Selling Subsidiary of any right relating to or under any third person’s Intellectual Property used primarily in the Business. “IP Defect” means, with respect to Registered Intellectual Property, (i) the “registrant” or “owner” (or equivalent) is not Seller (or a designated Affiliate of Seller) at the applicable Intellectual Property office, (ii) any abandonment, lapse, or cancellation, or (iii) any failure to make filings when due or unpaid filing, examination, renewal or maintenance fees.

7 “IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury. “Knowledge of Seller” means the knowledge, after due inquiry, of Charlie Vogt, Phil Bernarz, Laura Larsen-Misunas, Justin Ferguson, Miguel Alonso and Brian Chesnut. “Knowledge of Purchaser” means the knowledge, after due inquiry, of Chris Hemme and Troy Pliska. “Law” means any foreign (including the European Union, Spanish state, regional or local), federal, state or local law (including common law), statute, code, ordinance, rule, regulation, Order or other requirement. “Legal Proceeding” means any judicial, administrative, arbitral or other actions by or before a Governmental Body, suits, mediations, investigations, inquiries, proceedings (including disciplinary proceedings), audits, charges or claims (including counterclaims). “Liability” means any debt, loss, damage, adverse claim, fines, penalties, liability, Tax, obligation or commitment of any nature whatsoever (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, fixed or unfixed, perfected or unperfected or due or to become due), whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise whether or not the same would be required by GAAP to be stated in financial statements or disclosed in the notes thereto) and including all costs and expenses relating thereto (including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation). “Licensed Intellectual Property” means Intellectual Property owned by Persons other than Seller or a Subsidiary and that are primarily used, held for use, or otherwise exploited by Seller or a Subsidiary in the Business. “Licensed Technology” means Technology owned by Persons other than Seller or a Subsidiary and that are primarily used, held for use, or otherwise exploited by Seller or a Subsidiary in the Business. “Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, attachment, levy, hypothecation, conditional sale agreement, reservation, title restriction or retention, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance, or any other restriction, security arrangement or limitation whatsoever. “Material Adverse Effect” means (i) any event, circumstance, change, condition or effect relating to the business, whether known or unknown as of the date of this Agreement and regardless of the course of dealing between the parties in connection with the transactions contemplated by this Agreement, that, individually or in the aggregate, is materially adverse to the business, financial condition, assets, liabilities or results of operations of the Business; provided, however, that none of the following shall constitute, or shall be considered in determining whether

8 there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a Material Adverse Effect: (A) the announcement of the execution of this Agreement or the pendency of consummation of the transactions contemplated by this Agreement (including the threatened or actual impact on relationships of the Seller and the Subsidiaries with customers, vendors, suppliers, distributors, landlords or employees (including the threatened or actual termination, suspension, modification or reduction of such relationships)); (B) changes in the national or world economy or financial markets as a whole or changes in general economic conditions that affect the industries in which the Business is conducted, so long as such changes or conditions do not adversely affect the Business in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (C) any change in applicable Law, rule or regulation or GAAP or interpretation thereof after the date hereof, so long as such changes do not adversely affect the Business in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (D) compliance with the terms of, and taking any action required by, this Agreement, or taking or not taking any actions at the request of, or with the consent of, Purchaser; (E) acts or omissions of Purchaser after the date of this Agreement (other than actions or omissions specifically contemplated by this Agreement) and (F) an epidemic, pandemic or disease outbreak (including COVID-19) or any COVID-19 Measures or other restrictions that relate to, or arise out of, any epidemic, pandemic or disease outbreak (including COVID-19) or material worsening of such conditions threatened or existing as of the date of this Agreement, so long as such conditions do not adversely affect the Business in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; or (ii) a material adverse effect on the ability of Seller or the Selling Subsidiaries to consummate the transactions contemplated by this Agreement or perform their obligations under this Agreement or the Seller Documents. “Order” means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Body. “Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the Business, as conducted by Seller and the Selling Subsidiaries, through the date hereof consistent with past practice. “Owned Intellectual Property” means all Intellectual Property in which Seller or a Subsidiary has (or purports to have) an ownership interest, but in all cases excluding Licensed Intellectual Property. “Owned Technology” means all Technology in which Seller or a Subsidiary has (or purports to have) an ownership interest, but in all cases excluding Licensed Technology. “Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body. “Permitted Exceptions” means (i) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been

9 established therefor in accordance with GAAP; (ii) purchase money securities interests; and (iii) any Liens set forth on Schedule 1.1(c). “Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity. “Personal Information” means any data or other information that (i) identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, household, or device, including any personally identifiable data, or (ii) is otherwise protected by or subject to any Privacy Requirements or defined as “personal information”, “personal data”, “personally identifiable information”, or “protected health information” under applicable Law. “Pre-Closing Liabilities” means all Liabilities of Seller or the Subsidiaries to the extent resulting from, arising out of or attributable to events, conditions, facts, circumstances or developments that existed or occurred on or prior to the Closing, whether known or unknown. Pre- Closing Liabilities will include all Liabilities arising from any product defects, product warranties and other Contract claims, regardless of the legal theory on which such claim is based (whether in contract or tort) relating to products that Seller or the Subsidiaries have sold, licensed, leased or otherwise provided (directly or indirectly) to customers or other users, including any breach of Contract, implied warranty, or other claim relating to such matters, in each case, with respect to products that were sold, leased or otherwise furnished or made available (directly or indirectly) to customers or other Persons prior to the Closing. “Purchased Contracts” means all Contracts set forth on Schedule 1.1(d) hereof. “Purchased Intellectual Property” means all Intellectual Property owned by Seller and the Subsidiaries primarily related to or used, or held for use, in connection with the Business, including, without limitation, the Transferred Patents; provided, however, that Purchased Intellectual Property shall not include Retained Patents. “Purchased Registered Intellectual Property” means the Registered Intellectual Property in the Purchased Intellectual Property. “Purchased Technology” means all Technology owned by Seller and the Subsidiaries primarily related to or used, or held for use, in connection with the Business. “Registered Intellectual Property” means Patents; registered Marks and applications for trademark registrations; copyright registrations and applications for copyright registrations; and domain names. “Release” means any release, spill, emission, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property. “Remedial Action” means all actions including any capital expenditures undertaken to (i) clean up, remove, treat or in any other way address any Hazardous Material;

10 (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) to correct a condition of noncompliance with Environmental Laws. “Retained Employees” means all individuals (including common law employees, independent contractors and individual consultants), as of the date hereof, who are employed or engaged by Seller or the Subsidiaries, other than Transferred Employees. “Retained Patents” means all Patents of the Seller, other than Transferred Patents. “Seller Licensed Marks” means all Marks owned by Seller and its Affiliates used in the operation of the Business. “Seller Parties” means Seller and the Selling Subsidiaries. “Selling Subsidiary” means (i) ASSIA Argentina, (ii) DZS Brazil and (iii) DZS Spain; provided that if any Subsidiary other than the foregoing is subsequently determined to hold any Purchased Assets, then Seller will cause such Subsidiary to transfer the applicable Purchased Asset to Purchaser in accordance with the terms of this Agreement (including after the Closing Date). Seller will cause each Selling Subsidiary to comply with obligations of the Selling Subsidiaries under this Agreement and the other agreements contemplated hereby. “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) data, databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iv) all documentation, including user manuals and other training documentation related to any of the foregoing. “Spanish Employee” means any Employee employed by DZS Spain listed in Schedule 1.1(a). “Spanish Employment Law” means all and any applicable laws in Spain, statutes, directives, recommendations, regulations, notices, codes of practice, guidance notes, judgments, decrees or orders in Spain, relating to or connected with the employment of employees and workers of any nature, their employee representatives/unions, social security, and/or their health and safety. “Subsidiary” means any Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by Seller or (ii) Seller is entitled, directly or indirectly, to appoint a majority of the board of directors or managers or comparable supervisory body of such Person. The term Subsidiary shall include, without limitation and without qualifying in any way the foregoing definition, (i) ASSIA Argentina, (ii) DZS Brazil and (iii) DZS Spain.

11 “Tax” or “Taxes” means (i) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, escheat, unclaimed and abandoned property, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i); and (iii) any Liability in respect of any items described in clauses (i) and/or (ii) payable by reason of Contract, assumption, transferee liability, operation of law, being a member of an affiliated, consolidated, combined, unitary or similar group, Treasury Regulation section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law) or otherwise. “Taxing Authority” means the IRS and any other Governmental Body responsible for the implementation, administration, collection or enforcement of any Tax. “Tax Return” means any return, report or statement filed or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes Seller, any of the Subsidiaries, or any of their Affiliates. “Technology” means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with the foregoing. “Transferred Patents” means all Patents primarily related to the Business, including all Patents set forth in Item 1 of Schedule 5.9(a), but, for the avoidance of doubt, excluding all Patents set forth on Schedule 1.1(e). “WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the rules and regulations promulgated thereunder. 1.2 Other Definitional and Interpretive Matters. (a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply: Calculation of Time Period. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of

12 such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Dollars. Any reference in this Agreement to $ shall mean U.S. dollars. Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified. Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. Including. The word “including” or any variation thereof means (unless the context of its usage requires otherwise) “including, but not limited to,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. ARTICLE II PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES 2.1 Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall (or shall cause its designated Affiliate or Affiliates to) purchase, acquire and accept from Sellers and the Selling Subsidiaries, and Seller shall (and shall cause the Selling Subsidiaries to) sell, transfer, assign, convey and deliver to Purchaser (or its designated Affiliate or Affiliates) all of Seller’s and the Selling Subsidiaries’ right, title and interest in, to and under the Purchased Assets, free and clear of all Liens except for Permitted Exceptions. “Purchased Assets” shall mean all of the business, assets, properties, contractual rights, goodwill, going concern value, rights and claims of Seller and the Seller Subsidiaries primarily related to the Business, wherever situated and of whatever kind and nature,

13 real or personal, tangible, mixed or intangible, whether or not reflected on the books and records of Seller (other than the Excluded Assets), including, without limitation, each of the following assets, but only to the extent that any such asset primarily relates to, or is used, or held for use, in the Business: (a) all tangible personal property primarily used, or held for use, in the Business or primarily related to the Business, including Furniture and Equipment, wherever located, and including, without limitation, such tangible personal property as set forth on Schedule 2.1(a), other than such tangible personal property which is an Excluded Asset; (b) all rights of Seller and the Selling Subsidiaries under the Real Property Lease set forth on Schedule 2.1(b); (c) the Purchased Intellectual Property and the Purchased Technology, including, without limitation, as set forth on Schedule 2.1(c), and all rights to collect royalties and other proceeds and payments in connection with any of the foregoing, and all rights to sue and recover for any past, present or future infringement, dilution, misappropriation or other violation of such Purchased Intellectual Property or Purchased Technology; (d) the Purchased Contracts (including all rights of Seller and the Selling Subsidiaries under the Purchased Contracts) including all claims or causes of action with respect to the Purchased Contracts; (e) all Documents that are primarily related to the Business, including Documents relating to products, services, marketing, advertising, promotional materials, Purchased Intellectual Property, the Purchased Technology, personnel files for Transferred Employees and all files, customer files and documents (including contact information and credit information), supplier lists, records, literature and correspondence, whether or not physically located on any of the premises referred to in clause (b) above, but excluding personnel files for Employees of Seller or the Selling Subsidiaries who are not Transferred Employees; (f) all Permits, including Environmental Permits, primarily used or held for use by Seller and the Selling Subsidiaries in the Business and all rights, and incidents of interest therein; (g) all supplies owned by Seller and the Selling Subsidiaries primarily used in connection with the Business; (h) all rights of Seller and the Selling Subsidiaries under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with Transferred Employees or with any third parties, or any such agreement to which Seller or the Selling Subsidiaries are a beneficiary, to the extent primarily relating to the Business or the Purchased Assets; (i) all third-party property and casualty insurance or other type of insurance proceeds, and all rights to third-party property and casualty insurance or other type of insurance proceeds, in each case to the extent received or receivable in respect of losses incurred by the Purchased Assets or Assumed Liabilities after the date of this Agreement;

14 (j) the assets held by DZS Spain other than Excluded Assets; (k) all goodwill and other intangible assets associated primarily with the Business, including the goodwill associated with the Purchased Intellectual Property and the Purchased Technology and all rights under any confidentiality agreements executed by any third party for the benefit of Seller or the Subsidiaries to the extent relating the Purchased Assets, the Business, or the Assumed Liabilities (or any portion thereof); (l) all open purchase orders with suppliers relating to the Purchased Contracts other than as set forth on Schedule 2.1(l); (m) all deposits (including customer deposits and security for rent (including in respect of the Real Property Lease), electricity, telephone or otherwise) and prepaid charges and expenses, in each case that are primarily related to, or used, or held for use, in the Business (other than the deposits set forth on Schedule 2.1(m)); and (n) all claims and causes of action arising on or prior to the Closing Date and primarily relating to the Purchased Assets, Assumed Liabilities or the Business (including customers, suppliers, vendors, merchants, Transferred Employees, manufacturers and counterparties to leases, licenses or any Purchased Contract), including causes of action, claims, counterclaims, defenses, demands, allowances, refunds, rights of set off, rights of recovery, insurance claims, indemnification rights, rights of recoupment or rights under or with respect to express or implied guarantees, warranties, representations, covenants or indemnities made by such third parties, in each case arising out of or relating to events or circumstances occurring prior to, and from and after, the Closing Date with respect to any of the Purchased Assets or Assumed Liabilities. Notwithstanding anything to the contrary in this Section 2.1(n), nothing set forth in Section 2.2(n) as an “Excluded Asset” shall be a Purchased Asset. Notwithstanding the foregoing, if after the date hereof a party identifies, becomes aware of, or enters into a Contract that would qualify as a Purchased Asset (and is not expressly listed as an Excluded Asset on a Schedule hereto), and is not expressly listed as a Purchased Contract on a Schedule hereto, then (a) such party will promptly notify the other party of such Contract, (ii) Seller will promptly provide Purchaser with a complete and accurate copy of such Contract (including all amendments, waivers and similar matters) and all information Purchaser may reasonably request regarding such Contract (including details of any associated Liabilities), and (iii) Purchaser may elect to unilaterally amend Schedule 1.1(c) to add such Contract as a Purchased Contract by giving Seller written notice of such amendment (notwithstanding anything to the contrary in Section 12.4). For the avoidance of doubt, if Purchaser does not elect to amend such Schedule with respect to such Contract, then such Contract will constitute an Excluded Asset. 2.2 Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser, and Seller or a Subsidiary shall retain all right, title and interest to, in and under the Excluded Assets. “Excluded Assets” shall mean all assets of the Seller and the Subsidiaries that are not primarily related to, or used, or held for use, in the Business, including, without limitation, each of the following assets:

15 (a) All assets of the Seller and the Subsidiaries not primarily related to, or used, or held for use, in the Business; (b) all cash of Seller and the Subsidiaries, except as set out in Section 2.1(m); (c) the Retained Patents; (d) all accounts receivable of Seller and the Subsidiaries (including any accounts receivable related to the Business); (e) all inventory and inventory-in-process; (f) the Excluded Contracts; (g) all tangible personal property, including Furniture and Equipment, not primarily related to, or used, or held for use, primarily in the Business; (h) all rights of Seller and the Subsidiaries under all leases of real property, together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof, except for the Real Property Lease set forth on Schedule 5.7(a); (i) all minute books, organizational documents, stock registers and such other books and records of Seller or any Subsidiary as pertain to ownership, organization or existence of Seller and each Subsidiary and duplicate copies of such records as are necessary to enable Seller and the Subsidiaries to file tax returns and reports; provided that copies of the foregoing shall be provided to Purchaser or any of its Affiliates to the extent related to the Business, the Purchased Assets, the Assumed Liabilities or as otherwise necessary for Purchaser to file tax returns and reports or to comply with any other legal or contractual obligations; (j) all supplies owned by Seller and the Subsidiaries not primarily related to, or used, or held for use, in connection with the Business; (k) all equity interests held by Seller or the Subsidiaries; (l) assets arising under or related to any Employee Benefit Plan; (m) the assets listed on Schedule 2.2; and (n) all counter claims, defenses and other causes of action arising on or prior to the Closing Date, including rights of set off, rights of recovery, insurance claims, indemnification rights, rights of recoupment or rights under or with respect to express or implied guarantees, warranties, representations, covenants or indemnities made by any third parties, in each case (i) arising out of or relating to events or circumstances occurring prior to the Closing Date, and (ii) solely to the extent such counter claims, defenses and other causes of action may be asserted as a defense to a Third Party Claim that has been actually brought against Seller or its Affiliates or as a source of recovery for a claim brought by any third party or by the Purchaser against Seller or its Affiliates.

16 2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall (or shall cause its designated Affiliate or Affiliates to) assume, effective as of the Closing, all of the following Liabilities of Seller and the Selling Subsidiaries (collectively, the “Assumed Liabilities”): (a) all Liabilities of Seller and the Selling Subsidiaries under the Purchased Contracts (i) that arise out of or relate to events, circumstances, conditions, or actions that first occur during the period from and after the Closing Date or (ii) for services to be rendered by the Business with respect to Deferred Revenue; and (b) all liabilities and obligations relating to (i) employee compensation or other arrangements with respect to any Transferred Employee arising on or after the Closing, and (ii) employee benefits, including, without limitation, all entitlements, vacation, and years of service, whether accrued as of the Closing Date or arising out of or related to the period from and after the Closing Date (all such Liabilities to the extent relating to a period on or before the Closing, the “Transferred Employee Liabilities”), provided, however, with respect to the Transferred Employee Liabilities related to paid time off, solely to the extent such liabilities in the aggregate are less than or equal to Four Hundred Fifty Thousand Dollars ($450,000); and to the extent the Transferred Employee Liabilities related to paid time off in the aggregate exceed such amount, such excess will be an Excluded Liability. 2.4 Excluded Liabilities. Notwithstanding any other provision of this Agreement (or any agreement or instrument contemplated hereby) to the contrary, Purchaser (and its designated Affiliates, as applicable) is assuming only the Assumed Liabilities and is not assuming the Excluded Liabilities or any other Liability, Legal Proceeding against or obligation of Seller or the Subsidiaries or any other Person of whatever nature, whether presently in existence or arising hereafter, and Purchaser (and its Affiliates) will not assume and will not be responsible to pay, perform or discharge any Liabilities of Seller, any of the Subsidiaries, or the Business or relating to the Purchased Assets of any kind or nature whatsoever (including the Excluded Liabilities) other than the Assumed Liabilities. Purchaser (and its Affiliates) will not assume or be liable for any Excluded Liabilities. Seller shall, and shall cause the Subsidiaries to, timely perform, satisfy and discharge in accordance with their respective terms all Excluded Liabilities. “Excluded Liabilities” shall mean all Liabilities of Seller and the Subsidiaries arising out of, relating to or otherwise in respect of the Business or the Purchased Assets on or before the Closing Date and all other Liabilities of Seller and the Subsidiaries other than the Assumed Liabilities, including the following Liabilities: (a) all Liabilities in respect of any products sold and/or services performed by Seller or the Subsidiaries on or before the Closing Date, other than Liabilities expressly included in Section 2.3(a); (b) all Current Liabilities, except to the extent specifically set forth in Section 2.3; (c) all Environmental Costs and Liabilities, to the extent arising out of or otherwise related to the ownership or operation by Seller or the Subsidiaries of the Real Property Lease (or any condition thereon) or the Business, in each case, on or prior to the Closing Date;

17 (d) all Liabilities arising out of, relating to or with respect to (i) the employment or performance of services, or termination of employment or services by Seller or any of its Affiliates of any individual other than any Transferred Employee, on or before the Closing Date, (ii) workers’ compensation (including compensation for overtime, extraordinary salary payments or holidays) claims against Seller or any of the Subsidiaries that relate to the period on or before the Closing Date, irrespective of whether such claims are made prior to or after the Closing, (iii) any Employee Benefit Plan, or (iv) any social or tax costs and/or obligations arising out or in connection with the Transferred Employees accrued or relating to the period on or before the Closing Date; (e) all Liabilities arising out of, under or in connection with Contracts that are not Purchased Contracts and, with respect to Purchased Contracts, Liabilities in respect of Seller or any Subsidiary accruing under such Contracts with respect to any period prior to Closing (including all Liabilities with respect to any breach by or default under the Purchased Contracts that occurred prior to Closing (whether or not such breach or default is known as of, or a claim is made prior to, the Closing or becomes known, or is asserted, after Closing)); (f) all Liabilities arising out of, under or in connection with any Indebtedness of Seller or any of the Subsidiaries; (g) all Liabilities for (i) Transfer Taxes, (ii) Taxes of Seller and its Subsidiaries (including any direct or indirect beneficial owners) and any of their subsidiaries, (iii) Taxes that relate to the Purchased Assets or the Assumed Liabilities or Transferred Employees for taxable periods (or portions thereof) ending on or before the Closing Date, including, without limitation, Taxes allocable to Seller or its Subsidiaries pursuant to Sections 2.6 and 11.2, (iv) payments under any Tax allocation, sharing or similar agreement (whether oral or written), and (v) Taxes or other Liabilities with respect to the Purchased Assets or the Business with respect to which “responsible person” or similar claims may be made against any of Seller’s or any Subsidiary of Seller’s employees, managers, officers, directors or similar persons, including pursuant to any wage payment statute; (h) all Liabilities in respect of any pending or threatened Legal Proceeding, or any claim arising out of, relating to or otherwise in respect of (i) the operation of the Business to the extent such Legal Proceeding or claim relates to such operation on or prior to the Closing Date, or (ii) any Excluded Asset; (i) all Liabilities relating to any dispute with any client or customer of the Business existing as of the Closing Date or based upon, relating to or arising out of events, actions, or failures to act prior to the Closing Date; (j) all Liabilities related to, arising from or in connection with any Excluded Assets; (k) all Pre-Closing Liabilities, other than Liabilities expressly included in Section 2.3;

18 (l) all trade payables incurred by Seller or any of its Subsidiaries in the ordinary course of business, except under the Purchased Contracts to the extent such trade payables first arise from events that occur after the Closing; (m) all Liabilities for, with respect to all Employees and retirees, the post- retirement benefits, including those provided under the Employee Benefit Plans, as applicable, other than Liabilities included in Section 2.3; (n) all Liabilities relating to any brokerage, finder’s or other similar fee or commission incurred in connection with the transactions contemplated by this Agreement; (o) all Liabilities based on successor liability theories, including product liability claims; (p) all Liabilities arising from any alleged infringement or unauthorized use of any Intellectual Property that occurred prior to the Closing; and (q) all payments, costs and expenses of Seller or its Subsidiaries in relation to the transactions contemplated in this Agreement. 2.5 Further Conveyances and Assumptions; Consent of Third Parties. (a) From time to time following the Closing and except as prohibited by Law, Seller shall, or shall cause its Affiliates to, make available to Purchaser and its designated Affiliates such data in personnel records of Transferred Employees as is reasonably necessary for Purchaser and its designated Affiliates to transition such Employees into Purchaser’s records. (b) From time to time following the Closing, Seller and Purchaser shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Purchaser, its designated Affiliates and their respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Purchaser or its designated Affiliates under this Agreement and the Seller Documents and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Purchaser or its designated Affiliates under this Agreement and the Seller Documents, and to otherwise make effective the transactions contemplated hereby and thereby. (c) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a third party or a Governmental Body or is cancelable by a third party in the event of an assignment (or such assignment would be in breach of, or result in a default under, such Contract) (“Nonassignable Assets”) unless and until such consent shall have been obtained. Seller shall, and shall cause its Affiliates to, use its best efforts to cooperate with Purchaser and its designated Affiliates at their request in endeavoring to obtain such consents promptly. To the extent permitted by applicable Law, in the event consents to the

19 assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as of and from the Closing Date, by Seller or the applicable Affiliate of Seller in trust for Purchaser or its designated Affiliates and the covenants and obligations thereunder shall be performed by Purchaser in Seller’s or such Affiliate’s name and all benefits and obligations existing thereunder shall be for Purchaser or its designated Affiliates’ account. Seller shall take or cause to be taken at Seller’s expense such actions in its name or otherwise as Purchaser or its designated Affiliates may reasonably request so as to provide Purchaser and its designated Affiliates with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and Seller or the applicable Affiliate of Seller shall promptly pay over to Purchaser and its designated Affiliates all money or other consideration received by it in respect of all Nonassignable Assets. As of and from the Closing Date, Seller on behalf of itself and its Affiliates authorizes Purchaser, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Purchaser’s expense, to perform all the obligations and receive all the benefits of Seller or its Affiliates under the Nonassignable Assets and appoints Purchaser its attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate’s behalf with respect thereto. Seller will, and will cause its Affiliates to, reasonably cooperate with any reasonable requests by Purchaser and its designated Affiliates to effect the foregoing provisions, including by entering into such further agreements and instruments with Purchaser and its designated Affiliates (such as subcontracting, sub- licensing, sub-leasing and similar arrangements) as may be necessary or desirable in connection therewith. 2.6 Bulk-Sales Laws. The parties hereby waive compliance with the requirements and provisions of any “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Purchaser; provided, however, that the Seller agrees (i) to pay and discharge when due or to contest or litigate all claims of creditors which are asserted against Purchaser or the Purchased Assets by reason of such noncompliance, (ii) to indemnify, defend and hold harmless Purchaser from and against any and all such claims in the manner provided in Article XI and (iii) to take promptly all necessary action to remove any Lien which is placed on the Purchased Assets by reason of such noncompliance. Any “bulk-transfer” Law that addresses Taxes shall be governed by Article XI and not by this Section 2.6. 2.7 Purchase Price Allocation. Not later than ninety days after the Closing Date, Purchaser shall prepare and deliver to Seller a copy of Form 8594 and any required exhibits thereto (the “Asset Acquisition Statement”) allocating the Total Consideration among the Purchased Assets in accordance with Section 1060 of the Code (and applicable regulations) and Schedule 2.7. Purchaser shall prepare and deliver to Seller from time-to-time revised copies of the Asset Acquisition Statement in accordance with Schedule 2.7 (the “Revised Statements”) so as to report any matters on the Asset Acquisition Statement that need updating (including purchase price adjustments, if any), provided that the value attributed to the elements transferred in the context of the local transfer agreement set out in Section 9.1(v) shall not be lower than the price set out therein. The Asset Acquisition Statement or any Revised Statement, as the case may be, shall be deemed final unless Seller notifies Purchaser in writing that Seller objects to one or more items reflected in such statement withing thirty (30) days after delivery of the same to Seller. In the event of any such objection, Purchaser and Seller shall negotiate in good faith to resolve the dispute. The Total Consideration paid by Purchaser for the Purchased Assets shall be allocated in accordance with the Asset Acquisition Statement or, if applicable, the last Revised Statements,

20 provided by Purchaser to Seller, and all income Tax Returns and reports filed by Purchaser and Seller shall be prepared consistently with such allocation. Seller shall be kept reasonably apprised of the draft allocations and Purchaser shall reasonably cooperate with Seller with respect to such allocations so as to minimize Taxes payable by Seller to the extent legally permissible, it being understood and agreed that it shall be reasonable for Purchaser to refuse to make any allocation requested by Seller to the extent that such allocation would in any way be detrimental to Purchaser, financially or otherwise. 2.8 Right to Control Payment. Purchaser shall have the right, but not the obligation, to make any payment due from Seller or the Subsidiaries with respect to any Excluded Liabilities which are not paid by Seller or the Subsidiaries within ten Business Days following written request for payment from Purchaser; provided, however, that if Seller or the Subsidiaries advise Purchaser in writing during such ten Business Day period that a good faith payment dispute exists or Seller or the Subsidiaries have valid defenses to non-payment with respect to such Excluded Liability, then Purchaser shall not have the right to pay such Excluded Liability. Seller and the Subsidiaries agree to reimburse Purchaser promptly and in any event within ten Business Days following written notice of such payment by Purchaser for the amount of any payment made by Purchaser pursuant to this Section 2.8. Upon Purchaser’s request, Seller and the Subsidiaries will promptly affirm in writing to the relevant counterparty that any Excluded Liability is the sole responsibility of Seller or the relevant Subsidiary and that Purchaser did not assume such Excluded Liability in this transaction or otherwise. 2.9 Proration of Certain Expenses. Subject to Section 11.2 with respect to Taxes, all rents and other payments (including utilities and any prepaid amounts) due under the Real Property Lease and any other leases constituting part of the Purchased Assets shall be prorated between Seller and the Selling Subsidiaries, on the one hand, and Purchaser and its designated Affiliates, on the other hand, as of the Closing Date. Seller shall be responsible for all rents (including any percentage rent, additional rent and any accrued tax and operating expense reimbursements and escalations), charges and other payments of any kind accruing during any period under the Real Property Lease or any such other leases up to and including the Closing Date. Purchaser or its designated Affiliates shall be responsible for all such rents, charges and other payments accruing during any period under the Real Property Lease or any such other leases after the Closing Date. Purchaser or its designated Affiliates shall pay the full amount of any invoices received by it and shall submit a request for reimbursement to Seller for Seller’s share of such expenses and Seller shall pay the full amount of any invoices received by it and Purchaser or its designated Affiliates shall reimburse Seller for Purchaser’s share of such expenses. Each such reimbursements shall be paid no later than 15 days after the responsible party’s receipt of notice requesting such reimbursement with reasonable and appropriate evidence of the basis for such request (including reasonable documentation showing payment by the requesting party). 2.10 Receivables; Misallocation. (a) Each party shall provide reasonable assistance to the other in the collection of accounts receivable. If Seller or any of the Subsidiaries shall receive payment in respect of accounts receivable that are included in the Purchased Assets, then Seller shall promptly forward such payment to Purchaser. If Purchaser shall receive payment in respect of accounts receivable

21 that are included in the Excluded Assets, then Purchaser shall promptly forward such payment to Seller. (b) If after the Closing (i) Purchaser or any of its Subsidiaries holds any Excluded Assets or Excluded Liabilities or (ii) Seller or any Subsidiary holds any Purchased Assets or Assumed Liabilities, Purchaser and Seller will, and will cause the applicable Subsidiary to, promptly execute such documents as may be reasonably necessary to cause the transfer of and thereafter transfer (or cause to be transferred) such assets or assume (or cause to be assumed) such Liabilities to or from (as the case may be) the other party for no additional consideration. Prior to any such transfer, the Person receiving or possessing any such asset will hold it in trust for the benefit of such other party. If, following the Closing, Seller or the Subsidiaries receive any payments in respect of the Purchased Assets, such Seller will, and will cause such Subsidiary, shall promptly remit such payments to Purchaser or other entity designated by Purchaser. If, following the Closing, Purchaser receives any payments in respect of the Excluded Assets, Purchaser shall promptly remit such payments to Seller or any other Person designated by Seller. 2.11 Withholding. Notwithstanding any other provision in this Agreement, Purchaser and its designated Affiliates and any other applicable withholding agent shall be entitled to deduct and withhold from the payments to be made pursuant to this Agreement any Taxes required to be deducted and withheld with respect to the making of such payments under applicable Law; provided that (a) the Person making any payment shall use commercially reasonable efforts to notify the Person entitled to receive such payment at least two business days before any such payment is made of any deduction or withholding requirement applicable to such payment of which the withholding Person becomes aware and (b) the parties shall use commercially reasonable efforts to cooperate prior to the payment date to reduce or eliminate any such deduction and withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld and deducted, such amounts will be remitted to the applicable Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction or withholding was made. ARTICLE III CONSIDERATION 3.1 Consideration. The aggregate consideration for the Purchased Assets shall be (a) an amount in cash equal to Thirty-Four Million Dollars ($34,000,000.00) (the “Purchase Price”), and (b) the assumption of the Assumed Liabilities (together with the Purchase Price, the “Total Consideration”). 3.2 Payment of Purchase Price. (a) On the Closing Date, Purchaser shall pay to Seller an amount equal to Thirty Million Dollars ($30,000,000.00) (the “Initial Closing Payment”), which shall be paid by wire transfer of immediately available funds into the accounts designated by Seller in writing not fewer than three Business Days prior to the Closing Date. Notwithstanding the foregoing, Seller directs Purchaser to pay the applicable portion of the Initial Closing Payment to the applicable account or

22 accounts required under the EdgeCo Payoff Letter in order to release all Liens on the Purchased Assets under the EdgeCo Credit Agreement. (b) No more than twelve (12) months following the Closing Date, Purchaser shall pay to Seller an amount equal to Four Million Dollars ($4,000,000.00) (the “Guaranteed Closing Payment”), which shall be paid by wire transfer of immediately available funds into the accounts designated by Seller pursuant to Section 3.2(a), unless Seller has given written instruction to Purchaser designating different accounts no fewer than three Business Days prior to the date the Guaranteed Closing Payment is due hereunder. (c) Notwithstanding the foregoing, if either (i) the aggregate Deferred Revenue exceeds Six Million Dollars ($6,000,000.00), or (ii) the Transferred Employee Liabilities relating to paid time off exceed Four Hundred Fifty Thousand Dollars ($450,000.00) in the aggregate, then, in each case, the Guaranteed Closing Payment will be reduced dollar-for-dollar by any such excess amounts. ARTICLE IV CLOSING AND TERMINATION 4.1 Closing Date. The consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in Article II hereof (the “Closing”) shall take place electronically via the exchange of electronic documents and signature pages at 10:00 a.m. (Dallas, Texas time) on a date to be specified by the parties (the “Closing Date”), which date shall be no later than the fifth Business Day after satisfaction or waiver of the conditions set forth in Article IX (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by the parties hereto. 4.2 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows: (a) At the election of Seller or Purchaser on or after October 31, 2024, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in material default of any of its obligations hereunder; (b) by mutual written consent of Seller and Purchaser; (c) by written notice from Purchaser to Seller that there has been an event, change, occurrence or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances has had or could reasonably be expected to have a Material Adverse Effect; (d) by Seller or Purchaser if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

23 (e) by Purchaser, if Seller shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Section 9.1(a) or 9.1(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within ten days following receipt by Seller of notice of such breach from Purchaser; or (f) by Seller, if Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 9.2(a) or 9.2(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within ten days following receipt by Purchaser of notice of such breach from Seller. 4.3 Procedure Upon Termination. In the event of termination and abandonment by Purchaser or Seller, or both, pursuant to Section 4.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Purchased Assets hereunder shall be abandoned, without further action by Purchaser or Seller. 4.4 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Purchaser or Seller. ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER Seller hereby represents and warrants to Purchaser that: 5.1 Organization and Good Standing. (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. Seller is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where such failure to be so qualified, authorized to do business or in good standing would not have a Material Adverse Effect. Seller has delivered to Purchaser true, complete and correct copies of its certificate of incorporation and by-laws or comparable organizational documents as in effect on the date hereof. (b) Each Selling Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. Each such Selling Subsidiary is duly qualified or authorized to do business as a foreign corporation and is in good standing under the

24 laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where such failure to be so qualified, authorized to do business or in good standing would not have a Material Adverse Effect. 5.2 Authorization of Agreement. Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement and Seller and each of the Selling Subsidiaries, respectively, has all requisite power, authority and legal capacity to execute and deliver each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Seller or the Selling Subsidiaries in connection with the transactions contemplated by this Agreement (the “Seller Documents”), to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite corporate (or other organizational) action on the part of Seller and each of the Selling Subsidiaries. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by Seller and each of the Selling Subsidiaries which is a party thereto and (assuming the due authorization, execution and delivery by Purchaser) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of Seller, or, as the case may be, the applicable Selling Subsidiary enforceable against Seller or, as the case may be, each applicable Selling Subsidiary. 5.3 Conflicts; Consents of Third Parties. (a) Except as set forth on Schedule 5.3(a), none of the execution and delivery by Seller of this Agreement or by Seller and the Selling Subsidiaries of the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Seller and the Selling Subsidiaries with any of the provisions hereof or thereof will conflict with, or result in any violation or breach of, or conflict with or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or give rise to any obligation of Seller or the Selling Subsidiaries to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of Seller or the Selling Subsidiaries under any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of Seller or any Selling Subsidiary; (ii) any Contract or Permit to which Seller or any Selling Subsidiary is a party or by which any of the properties or assets of Seller or any Selling Subsidiary are bound; (iii) any Order applicable to Seller or any Selling Subsidiary or by which any of the properties or assets of Seller or any Selling Subsidiary are bound; or (iv) any applicable Law. (b) Except as set forth in Schedule 5.3(b), no consent, waiver, approval, Permit or authorization of or filing with, or notification to, any Person or Governmental Body is required on the part of Seller or any Selling Subsidiary in connection with (i) the execution and delivery of this Agreement or the Seller Documents, the compliance and performance by Seller or any Selling Subsidiary with any of the provisions hereof and thereof, the consummation of the transactions contemplated hereby and thereby or the taking by Seller or any Selling Subsidiary of any other

25 action contemplated hereby or thereby, or (ii) the continuing validity and effectiveness immediately following the Closing of any Purchased Contract or Permit of Seller or any Selling Subsidiary. 5.4 Title to Purchased Assets; Sufficiency. Seller and the Selling Subsidiaries own and have good title to each of the Purchased Assets, free and clear of all Liens other than Permitted Exceptions. Except as set forth on Schedule 5.4, the Purchased Assets constitute substantially all of the assets used in the operation of the Business in the manner in which it is currently conducted. Collectively and except as set forth on Schedule 5.4, the Purchased Assets and Patents Sublicense Agreement constitute all of the assets used in or held for use in the Business and are sufficient for Purchaser to conduct the Business from and after the Closing Date without interruption and in the Ordinary Course of Business, as it has been conducted by Seller and the Selling Subsidiaries. Except as set forth on Schedule 5.4, the Patents Sublicense Agreement includes a license to all of the ASSIA Patents. There are no outstanding rights (including any right of first refusal or right of first offer), options, or Contracts giving any Person any current or future right to require Seller or the Subsidiaries to sell or transfer to such Person or to any third party any interest in any of the Purchased Assets. To the Knowledge of Seller and except as set forth on Schedule 5.4, there are no facts or conditions affecting the Purchased Assets that could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation of the Purchased Assets as currently used, occupied or operated. None of the Subsidiaries other than the Selling Subsidiaries holds any assets (other than assets that individually and in the aggregate are de minimis) that are either (i) primarily related to, used, or held for use in the Business, or (ii) material to the operation of the Business in the Ordinary Course of Business. 5.5 Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on Schedule 5.5, since December 31, 2023, (i) Seller has conducted the Business only in the Ordinary Course of Business and (ii) there has not been any event, change, occurrence, condition or circumstance that, individually or in the aggregate with any such events, changes, occurrences, conditions or circumstances, has had or could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, since the December 31, 2023: (i) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the Purchased Assets having a replacement cost of more than $10,000 for any single loss or $50,000 for all such losses; (ii) except as set forth on Schedule 5.5, neither Seller nor any Selling Subsidiary has awarded or paid any bonuses to Employees of Seller or any Selling Subsidiary who are employed in the Business with respect to the fiscal year ended December 31, 2023, or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of Seller’s or any Selling Subsidiary’s directors, officers, Employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives;

26 (iii) there has not been any change by Seller or any Selling Subsidiary in accounting or Tax reporting principles, methods or policies; (iv) Neither Seller nor any Selling Subsidiary has made or rescinded any election relating to Taxes or settled or compromised any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, made any change to any of its methods of reporting income or deductions for tax purposes from those employed in the preparation of its most recently filed tax returns, or consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment (other than any automatic extension of time in which to file a Tax Return) in each case, to the extent related to the Business or the Purchased Assets; (v) Neither Seller nor any Selling Subsidiary has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person and which is related to the Business other than in the Ordinary Course of Business; (vi) Except as set forth on Schedule 5.5, neither Seller nor any Selling Subsidiary has mortgaged, pledged or subjected to any Lien any of the Purchased Assets, or acquired any assets used in the Business or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of Seller or any Selling Subsidiary used in the Business, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the Ordinary Course of Business; (vii) neither Seller nor any Selling Subsidiary has discharged or satisfied any Lien on a Purchased Asset, or paid any obligation or Liability related to a Purchased Asset, except in the Ordinary Course of Business; (viii) neither Seller nor any Selling Subsidiary has canceled or compromised any debt or claim or amended, modified, canceled, terminated, relinquished, waived or released any Contract or right related to the Business or the Purchased Assets, except in the Ordinary Course of Business and which, in the aggregate, would not be material to Seller and the Selling Subsidiaries taken as a whole; (ix) neither Seller nor any Selling Subsidiary has made or committed to make any capital expenditures related to the Business in excess of $10,000 individually or $50,000 in the aggregate; (x) neither Seller nor any Selling Subsidiary has instituted or settled any material Legal Proceeding with respect to the Business or the Purchased Assets resulting in a loss of revenue in excess of $50,000 in the aggregate; (xi) None of Seller or the Subsidiaries has granted any license or sublicense of any rights under or with respect to any Purchased Intellectual Property other than non- exclusive licenses entered into in the Ordinary Course of Business; (xii) None of Seller or the Subsidiaries has transferred, assigned, leased, sold, covenanted not to assert, abandoned, let lapse, let expire (other than expiration of Intellectual Property in accordance with its maximum statutory term), subjected to any Lien, or otherwise

27 disposed of any Purchased Intellectual Property, other than non-exclusive licenses entered into in the Ordinary Course of Business; (xiii) None of Seller or the Subsidiaries has disclosed any Trade Secrets included in the Purchased Intellectual Property (other than pursuant to a written confidentiality agreement entered into in the Ordinary Course of Business with reasonable protections of, and preserving all rights of the Business in, such Trade Secrets), or disclosed, licensed, released, delivered, escrowed or made available any source code; and (xiv) None of Seller or the Subsidiaries has agreed, committed, arranged or entered into any understanding to do anything set forth in this Section 5.5. 5.6 Taxes. (a) (i) All Tax Returns required to be filed by or on behalf of each of Seller, any Selling Subsidiary and any Affiliated Group of which Seller or any Selling Subsidiary is or was a member relating to the Business or the Purchased Assets have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, complete and correct in all material respects; and (ii) all Taxes relating to the Business or the Purchased Assets have been fully and timely paid. (b) All deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority of the Tax Returns relating to the Purchased Assets or the Business have been fully paid, and there are no other audits, examinations, judicial or other proceedings or investigations by any Taxing Authority or in respect of any Taxes (a “Tax Proceeding”) in progress, nor has Seller or any Selling Subsidiary received any notice from any Taxing Authority that it intends to conduct such an audit or investigation relating to the Purchased Assets or the Business, and to the Knowledge of Seller no such Tax Proceeding is pending. (c) Schedule 5.6(c) lists (i) all types of Taxes paid, and all types of Tax Returns filed by or on behalf of Seller or any Selling Subsidiary, in connection with, or with respect to, the Purchased Assets or the Business and (ii) all of the jurisdictions that impose such Taxes or with respect to which Seller or any Selling Subsidiary has a duty to file such Tax Returns. Seller has made available complete copies of all income tax and other material Tax Returns relating to the Purchased Assets or the Business relating to taxable periods that ended December 31, 2023. (d) Seller and each Selling Subsidiary has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authorities all amounts required to be so withheld and paid over under all applicable Laws. (e) No claim has been made by a Taxing Authority in a jurisdiction in which Seller or any Selling Subsidiary does not currently file a particular Tax Return or pay Taxes that Seller or such Selling Subsidiary is or may be required to file such Tax Return or be subject to taxation by that jurisdiction. (f) No agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not

28 limited to, any applicable statute of limitation) or the period for filing any Tax Return, in each case with respect to the Business or the Purchased Assets, has been executed or filed with any Taxing Authority by or on behalf of Seller or any Subsidiary. Neither Seller nor any Subsidiary has requested any extension of time within which to file any Tax Return or pay any Taxes with respect to the Business or the Purchased Assets, which Tax Return has since not been filed or Tax has since not been paid. (g) There are no Liens for Taxes upon the Purchased Assets, except for Permitted Exceptions. (h) Neither Seller nor any Selling Subsidiary is a “foreign person” within the meaning of section 1445 of the Code. (i) None of the Purchased Assets is an interest (other than indebtedness within the meaning of section 163 of the Code) in an entity taxable as a corporation, partnership, disregarded entity, trust or real estate mortgage investment conduit for tax purposes. (j) No issue has been raised by written inquiry of any Governmental Body, which, by application of the same principles, would reasonably be expected to affect the Tax treatment of the Purchased Assets or the Business in any taxable period (or portion thereof) ending after the Closing Date. (k) No power of attorney with respect to any Tax matter is currently in force with respect to the Purchased Assets or the Business that would, in any manner, bind, obligate or restrict Purchaser or any of its Affiliates. (l) Neither Seller nor any Subsidiary has executed or entered into any agreement with, or obtained any consents or clearances from, any Taxing Authority, or has been subject to any ruling guidance specific to Seller or any Subsidiary, that would be binding on Purchaser for any taxable period (or portion thereof) ending after the Closing Date. (m) None of the Purchased Assets or any property used in the Business is (i) “tax-exempt use property” within the meaning of section 168(h)(1) of the Code, (ii) “tax-exempt bond financed property” within the meaning of section 168(g) of the Code, (iii) “limited use property” within the meaning of Rev. Proc. 2001-28, (iv) described in section 168(g)(1)(A) of the Code with respect to which any Seller or any of its Affiliates has claimed depreciation deductions in determining its U.S. federal income tax liability, or (v) subject to any provision of Law comparable to any of the provisions listed above. (n) The Seller and any Selling Subsidiary has correctly classified those individuals performing services for the Business as common law employees, leased employees, independent contractors or agents of the Seller and any Selling Subsidiary. (o) The Seller and any Selling Subsidiary is not subject to Tax in any country other than its country of formation either by virtue of (i) having a permanent establishment or other place of business, (ii) having a source of income in such country or (iii) for any other reason.

29 5.7 Real Property. (a) Seller and the Selling Subsidiaries do not own any real property or interests in real property used in connection with the Business other than leasehold interests in real property. Schedule 5.7(a) sets forth real property and interests in real property leased by Seller and the Selling Subsidiaries in or around Madrid, Spain which are used primarily in the Business (the “Real Property Lease”) as lessee, including a description of such Real Property Lease (including the name of the third-party lessor or lessee and the date of the lease or sublease and all amendments thereto). The Real Property Lease constitutes all interests in real property currently used, occupied or currently held for use in connection with the Business as operated in Spain and which is necessary for the continued operation of the Business as it is currently conducted. The Real Property Lease and all of the buildings, fixtures and improvements thereon owned or leased by Seller and the Selling Subsidiaries (i) are in good operating condition without structural defects, and all mechanical and other systems located thereon are in good operating condition, and no condition exists requiring material repairs, alterations or corrections and (ii) are suitable, sufficient and appropriate in all respects for their current and contemplated uses. None of the improvements located on the Real Property Lease constitute a legal non-conforming use or otherwise require any special dispensation, variance or special permit under any Laws. Seller has delivered to Purchaser true, correct and complete copies of the Real Property Lease, together with all amendments, modifications or supplements, if any, thereto. (b) Seller and each Selling Subsidiary, as applicable, has a valid, binding and enforceable leasehold interest under the Real Property Lease under which it is a lessee, free and clear of all Liens other than Permitted Exceptions. The Real Property Lease is in full force and effect. Neither Seller nor any Selling Subsidiary is in default under the Real Property Lease, and no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default. Neither Seller nor any Selling Subsidiary has received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by Seller or any Selling Subsidiary under the Real Property Lease and, to the Knowledge of Seller, no other party is in default thereof, and no party to the Real Property Lease has exercised any termination rights with respect thereto. (c) Seller and the Selling Subsidiaries have all material certificates of occupancy and Permits of any Governmental Body necessary or useful for the current use and operation of the Real Property Lease, and Seller and the Selling Subsidiaries have fully complied with all material conditions of the Permits applicable to them. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit. (d) The property leased under the Real Property Leased is used exclusively by the Seller or the relevant Selling Subsidiary. 5.8 Tangible Personal Property. (a) Seller and the Selling Subsidiaries have good and marketable title to all of the items of tangible personal property used in the Business by Seller and the Selling Subsidiaries (except as sold or disposed of subsequent to the date thereof in the Ordinary Course of Business

30 and not in violation of this Agreement), free and clear of any and all Liens, other than Permitted Exceptions. Except as set forth on Schedule 5.8, all such items of tangible personal property which, individually or in the aggregate, are material to the operation of the Business are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used and, together with the services to be provided by Seller under the Transition Services Agreement, are sufficient to carry out the Business as carried out by the Seller and its Subsidiaries for the 12 months ending on the Closing Date. (b) Schedule 5.8 sets forth all leases of personal property (“Personal Property Leases”) involving annual payments in excess of $5,000 relating to personal property used by Seller or any of the Selling Subsidiaries in the Business. All of the items of personal property under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease. Seller has delivered to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto. (c) Seller and the Selling Subsidiaries have a valid, binding and enforceable leasehold interest under each of the Personal Property Leases under which it is a lessee. Each of the Personal Property Leases is in full force and effect and neither Seller nor any Selling Subsidiary has received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by Seller or any Selling Subsidiary under any of the Personal Property Leases and, to the Knowledge of Seller, no other party is in default thereof, and no party to the Personal Property Leases has exercised any termination rights with respect thereto. 5.9 Intellectual Property. (a) Schedule 5.9(a) sets forth an accurate and complete list of all Transferred Patents, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights, and pending applications for registration of Copyrights owned by Seller or a Selling Subsidiary or in which any of the foregoing have an interest and which are used in the Business. Schedule 5.9(a) lists (i) the jurisdictions in which each such item of Intellectual Property has been issued, registered, otherwise arises or in which any such application for such issuance and registration has been filed and (ii) the registration or application date, as applicable. The Transferred Patents constitute all of the Patents owned by Seller or any Selling Subsidiary, or in which any of the foregoing have an ownership interest, which are used in the Business. (b) Except as disclosed in Schedule 5.9(b), Seller or a Selling Subsidiary is the sole and exclusive owner of all right, title and interest in and to all of the Purchased Intellectual Property and the Assigned Patent Rights (to the extent not included as part of Purchased Intellectual Property), free and clear of all Liens, except Permitted Exceptions, or obligations to others (except for those licenses and other rights granted by Seller in commercial licenses of software in the Ordinary Course of Business). Seller or a Selling Subsidiary, as applicable, has valid and continuing rights to sublicense, the ASSIA Patents. Seller has good and marketable title to the Assigned Patent Rights, including without limitation all rights, title, and interest in the Transferred Patents and the right to sue for past, present and future infringement thereof. To the Knowledge of Seller, Seller has obtained and properly recorded previously executed assignments,

31 including from all inventors of the Transferred Patents, for the Patents as necessary to fully perfect Seller’s rights and title therein in accordance with governing law and regulations in each respective jurisdiction. Seller has not made any commitments to any patent pool, standards-setting body, trade association, consortium, foundation, or other similar organization, regarding licensing, not asserting, or not seeking or pursuing exclusionary orders under, the Transferred Patents, and is not otherwise obligated to any patent pool, standards-setting body, trade association, consortium, foundation, or other similar organization or the members thereof to license or to refrain from asserting, or seeking or pursuing exclusionary orders under, the Transferred Patents. None of the Transferred Patents have been declared to any such organization as essential, or potentially essential, to any industry standard, and to the Knowledge of Seller, no such declaration is pending or imminent nor are any of the Transferred Patents subject to any “fair, reasonable, and non- discriminatory” (FRAND) or “reasonable and non-discriminatory” (RAND) licensing obligations. (c) Schedule 5.9(c) lists all Contracts (other than Exempted Licenses) that have been active within the five (5) years preceding the date of this Agreement to which Seller or a Selling Subsidiary is a party with respect to the assignment of ownership by Seller or a Selling Subsidiary (other than assignment between Seller and a Selling Subsidiary) or the granting of license(s) by Seller or a Selling Subsidiary in respect to any Purchased Intellectual Property or Purchased Technology by Seller or a Selling Subsidiary other than non-exclusive Software license(s) granted to end user customers pursuant to customer agreements. Seller has delivered to Purchaser true, correct and complete copies of all such Contracts set forth on Schedule 5.9(c), together with all amendments, modifications or supplements thereto. (d) Except as set forth on Schedule 5.9(d), no Purchased Intellectual Property or Purchased Technology is subject to any proceeding or outstanding decree, order, judgment, or stipulation that adversely affects the validity, use or enforceability of such Purchased Intellectual Property or Purchased Technology except for any rejections or objections that may have been issued by the applicable patent, trademark or intellectual property office in the course of prosecution of applications for registrations for any Purchased Registered Intellectual Property. The Transferred Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding in the United States or other jurisdiction. To the Knowledge of Seller, there are no facts or circumstances that would invalidate or render unenforceable any of the Transferred Patents, and Seller has not directly or indirectly engaged in any conduct, or omitted to perform any act, the result of which would invalidate or render unenforceable any of the Transferred Patents, including by (i) making intentional or negligent misrepresentations or misstatements of information, or intentionally or negligently failing to disclose information, during the prosecution of the application for any such Patent, (ii) failing to disclose prior art in connection with the prosecution of any such Patent, (iii) misrepresenting any Patent rights or Patent claims to a patent pool, standards-setting body, trade association, consortium, foundation, or similar organization, or (iv) engaging in conduct that would constitute patent misuse. (e) Seller and the Selling Subsidiaries has exercised reasonable care to protect Seller’s and the Selling Subsidiaries’ proprietary rights, confidential information and Trade Secrets associated with or related to the Purchased Intellectual Property and the Purchased Technology. Seller and the Selling Subsidiaries require each Employee and each contractor and consultant (and has required former employees, contractors and consultants) working with the Business to execute

32 a proprietary rights and confidentiality agreement with Seller or the Selling Subsidiary before performing work for Seller and the Selling Subsidiaries, which agreement obligates each Employee, and each contractor and consultant (and obligated each former employee, contractor and consultant) with access to Business Intellectual Property, Business Technology or responsibilities that enable the contractor or consultant to create or generate Business Intellectual Property and Business Technology, to maintain confidentiality of proprietary information both during and after their employment or term of their engagement and assign to Seller or a Selling Subsidiary all rights in Business Intellectual Property and Business Technology developed by such employee (including Employees), contractor or consultant during the course of his, her or its employment or engagement with Seller or the Selling Subsidiary. Neither Seller nor any Selling Subsidiary has taken any action to terminate, diminish, abridge, or adversely affect any such proprietary rights and confidentiality agreements, and to Seller’s Knowledge, all such proprietary rights and confidentiality agreements remain in force. Seller and the Selling Subsidiaries have disclosed and made available to Purchaser copies of employment forms, which are signed by Employees (and former Employees), and copies of all Contracts with all current and former contractors and consultants that have been active within the five (5) years preceding the date of this Agreement working with the Business. To the Knowledge of Seller, no current or former employee (including the Employees), contractor or consultant of Seller or a Selling Subsidiary is in material violation of any term (whether written or verbal) of any proprietary rights or assignment of invention agreement and confidentiality or nondisclosure agreement with Seller and the Selling Subsidiaries. No Trade Secrets or other confidential information owned by Seller or its Selling Subsidiaries that is material to the Business and part of the Purchased Technology or Purchased Intellectual Property have been disclosed or authorized to be disclosed by Seller or its Selling Subsidiaries to any of their employees (including the Employees) or any third party other than pursuant to a written non-disclosure or confidentiality agreement or other written agreement containing non-disclosure or confidentiality provisions, other than trade secrets or other confidential information contained in Patent applications filed by or on behalf of Seller and the Selling Subsidiaries with an applicable patent, trademark or intellectual property office. (f) Schedule 5.9(f)(i) lists all Purchased Registered Intellectual Property, including: (i) each Transferred Patent (including, transferred pending patent application filed by or on behalf of Seller or its Selling Subsidiaries), (ii) each transferred trademark registration, service mark registration, and copyright registration owned by Seller or its Selling Subsidiaries, (iii) each transferred application for trademark registration, service mark registration, and copyright registration made by or on behalf of Seller or its Selling Subsidiaries, and (iv) each transferred domain name registered by or on behalf of Seller or its Selling Subsidiaries. Schedule 5.9(f)(ii) lists each material trade name, unregistered trademark, and unregistered service mark used by Seller or its Selling Subsidiaries in connection with the Business. Seller and its Selling Subsidiaries exclusively own all right, title and interest in and to all Purchased Intellectual Property. Except as set forth on Schedule 5.9(f)(iv), all Purchased Registered Intellectual Property is in full force and effect, has not been canceled, expired, abandoned, or made the subject of any opposition, cancellation, reissue, reexamination, interference, or equivalent proceeding, and, except as set forth on Schedule 5.9(f)(iv), is currently in compliance with formal legal requirements (including payment of filing, examination, renewal and maintenance fees whose final due date is prior to the Closing Date and proofs of use), and, except as set forth on Schedule 5.9(f)(iv), is not subject to any unpaid maintenance or renewal fees or actions due within 90 days after the date of this Agreement. There are no proceedings or actions before any court or tribunal

33 (including the United States Patent and Trademark Office or equivalent authority) related to any Purchased Intellectual Property other than those set forth on Schedule 5.9(f)(v). Except as set forth on Schedule 5.9(f)(vi), the Transferred Patents have not been and are not currently involved in any reexamination, reissue, interference, inter partes review, covered business method review, post grant challenge or any similar proceeding in the United States or other jurisdiction, including in the Federal Courts, whether under 28 U.S.C. §§ 2201-2202 or not, United States Patent and Trademark Office, the International Trade Commission and/or the European Patent Office, and no such proceedings are pending or, to the Knowledge of Seller, threatened. Except as set forth on Schedule 5.9(f)(vii), there are no assertions by any third party that any Purchased Registered Intellectual Property is not valid and enforceable (except for any rejections or objections that may have been issued by the applicable patent, trademark or intellectual property office in the course of prosecution of applications for registrations for the applicable Purchased Registered Intellectual Property), and, except as set forth on Schedule 5.9(f)(vii), Seller has not taken, or failed to take, any action that would render any Purchased Intellectual Property invalid or unenforceable. Except as set forth on Schedule 5.9(f)(viii) (which shall be updated as of the Closing Date), there are, as of the date of this Agreement, and as of the Closing Date there will be, no filings, payments or similar actions that must be taken by Seller and the Selling Subsidiaries within 60 days following the Closing Date for the purposes of obtaining, maintaining, perfecting or renewing any registrations and applications of Purchased Registered Intellectual Property. (g) Except as listed on Schedule 5.9(g), the operation of the Business by Seller and its Selling Subsidiaries, the Business Technology, the Business Intellectual Property, their products and services and the designing, development, manufacturing, reproduction, use, marketing, sale, distribution, maintenance and modification of any of the foregoing as presently performed does not infringe upon, misappropriate or otherwise violate, and, since the acquisition of the Business from ASSIA has not infringed upon, misappropriated or otherwise violated, any Intellectual Property of any third party. (h) Except as listed on Schedule 5.9(h), Seller is not aware of any Person that is infringing, misappropriating or otherwise violating, or, since the acquisition of the Purchased Intellectual Property from ASSIA has, infringed, misappropriated or otherwise violated, the Purchased Intellectual Property. Except as listed on Schedule 5.9(h), Seller has not put a third party on notice of actual or potential infringement of any of the Purchased Intellectual Property. Seller has not initiated any enforcement action with respect to any of the Purchased Intellectual Property. (i) Except as listed on Schedule 5.9(i), Seller (and to the extent applicable, the Selling Subsidiaries) has the right to use, pursuant to valid licenses, all Licensed Intellectual Property used in the Business. Seller has disclosed and made available to Purchaser copies of Contracts with third parties who have granted licenses of Licensed Intellectual Property which is used in the Business to Seller and that have retained ownership rights or license rights to improvements made by or for Seller in such Intellectual Property (other than Contracts for Licensed Intellectual Property that is COTS Technology). Except as listed on Schedule 5.9(i), (i) Seller is not in default under any agreements granting licenses for such Licensed Intellectual Property, and (ii) neither the execution and delivery of this Agreement nor the consummation by Seller (and the Selling Subsidiaries, as applicable) of the transactions contemplated hereby will violate, conflict with or result in a default (or any event that, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination or cancellation under,

34 any of the terms, conditions or provisions of any license in any Contract for such Licensed Intellectual Property other than Contracts for COTS Technology for which the applicable Contract contains a change of control restriction or termination right (including any provisions that deem a change of control to be an assignment) that would be triggered by the transactions contemplated under this Agreement. (j) Except as set forth on Schedule 5.9(j), the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in: (i) Seller or its Selling Subsidiaries granting to any third party any new or additional right to any Business Intellectual Property or Business Technology pursuant to any Contract to which Seller or its Selling Subsidiaries is a party, or (ii) Seller or its Selling Subsidiaries being bound by, or subject to, any new or additional non-compete or other restriction on the operation or scope of its business pursuant to any Contract to which Seller or its Selling Subsidiaries is a party, other than pursuant to the Seller Documents. Except as listed on Schedule 5.9(j) and except for Contracts for COTS Technology for which the applicable Contract contains a change of control restriction or termination right (including any provisions that deem a change of control to be an assignment) that would be triggered by the transactions contemplated under this Agreement, following the Closing, Purchaser will have the right to exercise all of the current rights under agreements granting rights to Seller or any of its Selling Subsidiaries with respect to Licensed Intellectual Property to the same extent and in the same manner Seller or its Selling Subsidiaries would have been able to had the transaction contemplated by this Agreement not occurred, and without the payment of any additional consideration as a result of such transaction and without the necessity of any third party consent as a result of such transaction. (k) Schedule 5.9(k) sets forth a complete and accurate list of all Contracts to which Seller or any Selling Subsidiary is a party containing a covenant not to compete or otherwise limiting its ability to use or exploit fully any Purchased Intellectual Property (other than a restriction on asserting or enforcing any Purchased Intellectual Property against a licensee who is exploiting such Purchased Intellectual Property within the scope of a license granted to such licensee by Seller (or with Seller’s approval) in respect to such Purchased Intellectual Property). Seller has delivered to Purchaser true, correct and complete copies of each Contract set forth on Schedule 5.9(k), together with all amendments, modifications or supplements thereto. (l) Except as set forth on Schedule 5.9(l), Seller and its Selling Subsidiaries have not (i) transferred ownership of, (ii) granted any exclusive license of or right to use, (iii) authorized the retention of any exclusive rights to use, or (iv) authorized joint ownership of any Purchased Intellectual Property. (m) Schedule 5.9(m) sets forth a complete and accurate list of (i) all Software that is owned primarily by Seller or any Selling Subsidiary that is material to the operation of the Business and (ii) all Software that is used by Seller or any Selling Subsidiary in the Business that is not primarily owned by Seller or any Selling Subsidiary, excluding COTS Technology. (n) Except as set forth on Schedule 5.9(n), there are no Contracts between Seller or the Selling Subsidiaries, on the one hand, and any other Person, on the other hand, with respect to the Business Intellectual Property or the Business Technology under which there is any dispute

35 or any threatened dispute regarding the scope of such Contract or performance under such Contract. (o) Except as set forth on Schedule 5.9(o) and except for employees (including the Employees), contractors and consultants of Seller, Seller has not disclosed, delivered or licensed to any third parties, agreed in writing to disclose, deliver or license to third parties, or permitted the disclosure or delivery to third parties of source code owned by Seller or the Selling Subsidiaries and which is used in the Business. To the Knowledge of Seller, with respect to any Purchased Technology that has been deposited into escrow with a third party, there are no existing or uncured breaches of any customer agreement by Seller or the Selling Subsidiaries, as applicable (e.g., license agreement or otherwise), and no circumstances have occurred or presently exist, that would constitute a basis for the release of such Purchased Technology to any customer or third party. To the Knowledge of Seller, all requirements of Seller or the Selling Subsidiaries (as applicable) under such escrow agreements have been performed, and Seller is in compliance with all obligations under such escrow agreements. (p) Except as set forth on Schedule 5.9(p), no open source Software that obliges Seller or any of its Selling Subsidiaries to make available to third parties (other than its customers) the source code for the proprietary software owned by Seller or its Selling Subsidiaries is incorporated into, is utilized by, or was used in the development or modification of any software owned by Seller or its Selling Subsidiaries and which is used in the Business. To the Knowledge of Seller, for any open source Software used in the Business, Seller and each Selling Subsidiary has complied with all open source Software licensing requirements, including, but not limited to, all license terms requiring inclusion of notices and reproduction of licenses with distributed Software, provision of access to or copies of source code for modifications or incorporations into distributed open source Software, and performance of specific actions necessary to obtain rights to distribute or link to open source Software. (q) The information technology systems of the Business, including the relevant Software and hardware, are reasonably secure against intrusion and are adequate for the Business as presently conducted. The information technology systems of Seller and its Selling Subsidiaries which are used in the Business have not suffered any material failure within the past two years, and, to the knowledge of Seller, except as set forth on Schedule 5.9(q), have not suffered any actual, suspected or alleged cyber or security incident with respect to or affecting information technology system, Personal Information or Trade Secret, including an occurrence that actually or potentially jeopardizes the confidentiality, integrity, or availability of a system, Personal Information or any Trade Secrets (a “Security Incident”) within the past two years. To the extent any of the representations and warranties in this Section 5.9(q) apply to any Licensed Intellectual Property or to any other third-party Technology that is leased or licensed by Seller, such representations and warranties are only provided to the Knowledge of Seller. (r) Seller and its Selling Subsidiaries are in compliance in all material respects with any posted privacy policies, contracts, industry standards and any laws or regulations, in each case relating to Personal Information (“Privacy Requirements”). There is not, and there has not been since Seller’s acquisition of the Business from ASSIA, any Legal Proceeding pending, threatened by or against, or sent or received by, the Business with respect to any Privacy Requirement or Security Incident.

36 (s) None of the software owned by Seller and its Selling Subsidiaries and which is used in the Business contains any program routine, device, or other undisclosed feature, including, without limitation, a time bomb, virus, drop-dead device, malicious logic, worm, trojan horse, bug, error, defect or trap door, that is designed to delete, disable, deactivate, interfere with, or otherwise harm the software or the hardware, data, or computer programs or codes of a user of such software, or that is designed to provide access or produce modifications not authorized by such user. 5.10 Material Contracts; Schedule of Revenue. (a) Schedule 5.10(a) sets forth, by reference to the applicable subsection of this Section 5.10(a), all of the following Contracts to which Seller or any of the Selling Subsidiaries is a party and which are used in the Business (collectively, the “Material Contracts”): (i) Contracts with any labor union or association representing any Employee of Seller or any of the Selling Subsidiaries; (ii) Employment Contracts with any Employee, other than a Retained Employee, or an agreement to enter into any Employment Contract with any Employee, other than a Retained Employee; (iii) Complete copy of the Real Property Lease; (iv) Sales representative, agency, distributor or franchise agreements related to the Business; (v) Contracts for the sale of any of the Purchased Assets other than in the Ordinary Course of Business or for the grant to any Person of any preferential rights to purchase any of the Purchased Assets; (vi) Contracts relating to the Business for joint ventures, strategic alliances, partnerships, licensing arrangements, or sharing of profits or proprietary information; (vii) Contracts relating to the incurrence, assumption or guarantee of any Indebtedness or imposing a Lien other than a Permitted Exceptions on any of the Purchased Assets, including indentures, guarantees, loan or credit agreements, sale and leaseback agreements, purchase money obligations incurred in connection with the acquisition of property, mortgages, pledge agreements, security agreements, or conditional sale or title retention agreements; (viii) purchase Contracts relating to the Business giving rise to Liabilities of Seller or any of the Selling Subsidiaries in excess of $25,000; (ix) (A) all Contracts (or series of related Contracts) relating to the Business providing for payments to Seller or any of the Selling Subsidiaries in excess of $25,000 in any fiscal year (“Material Customer Contracts”), and (B) all Contracts relating to the Business providing for payments by Seller or any of the Selling Subsidiaries in excess of $25,000 in any fiscal year;

37 (x) all Contracts relating to the Business obligating Seller or any of the Selling Subsidiaries to provide or obtain products or services for a period of one year or more or requiring Seller or any of the Selling Subsidiaries to purchase or sell a stated portion of its requirements or outputs; (xi) Contracts relating to the Business under which Seller or any of the Selling Subsidiaries has made advances or loans to any other Person; (xii) Contracts providing for severance, retention, change in control or other similar payments, other than any such Contracts with respect to a Retained Employee or a former employee; (xiii) outstanding Contracts relating to the Business of guaranty, surety or indemnification, direct or indirect, by Seller or any of the Selling Subsidiaries; (xiv) Contracts which are included in Deferred Revenue; (xv) Contracts (or group of related contracts) relating to the Business which involve the expenditure of more than $50,000 annually or require performance by any party more than one year from the date hereof; (xvi) any (A) license, royalty, indemnification, covenant not to sue, escrow, co- existence, concurrent use, consent to use or other Contract relating to any Intellectual Property and (B) other Contracts affecting the Business’s ability to own, enforce, use, license or disclose any Intellectual Property or providing for the development, divestiture, or acquisition of any Intellectual Property, in each case, other than Exempted Licenses; provided, that, Exempted Licenses shall be deemed to be Material Contracts; and (xvii) Contracts that are otherwise material to the Business. (b) Each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of Seller or any Selling Subsidiary which is a party thereto, and of the other parties thereto, enforceable against each of them in accordance with its terms and, upon consummation of the transactions contemplated by this Agreement, shall, except as otherwise stated in Schedule 5.10(b), continue in full force and effect without penalty or other adverse consequence. Neither Seller nor any Selling Subsidiary is in default under any Material Contract, nor, to the Knowledge of Seller, is any other party to any Material Contract in breach of or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default by Seller, any Selling Subsidiary or any other party thereunder. No party to any of the Material Contracts has exercised any termination rights with respect thereto, and no such party has given notice of any significant dispute with respect to any Material Contract. Seller and the Selling Subsidiaries have, and will transfer to Purchaser at the Closing, good and valid title to the Material Contracts, free and clear of all Liens other than Permitted Exceptions. Seller has delivered to Purchaser true, correct and complete copies of all of the Material Contracts, together with all amendments, modifications or supplements thereto. (c) Schedule 5.10(c) sets forth a schedule of revenue generated by Seller from the applicable contracts (which contracts are part of the Purchased Contracts to the extent still in

38 effect as of the date hereof) in the conduct of the Business during the relevant time periods set forth therein (the “Revenue Schedule”). The Revenue Schedule was prepared by Seller in accordance with GAAP as applied consistently by Seller for its entire business during each relevant time period (except for normal recurring year-end adjustments that, individually or in the aggregate, would not be material) and is complete and accurate in all material respects. The Revenue Schedule fairly and accurately presents the information that it purports to present in all material respects. 5.11 Employee Benefits. (a) Schedule 5.11(a) sets forth a complete and correct list of: (i) all “employee benefit plans”, as defined in Section 3(3) of ERISA, and all other employee benefit arrangements or payroll practices, including bonus plans, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation, disability, hospitalization, medical insurance, life insurance, scholarship programs maintained by Seller and the Selling Subsidiaries or to which Seller and the Selling Subsidiaries contributed or is obligated to contribute thereunder for current or former Employees of the Seller and the Selling Subsidiaries or that cover Employees of Seller and the Selling Subsidiaries (the “Employee Benefit Plans”), and (ii) all “employee pension plans”, as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or section 412 of the Code, maintained by Seller and the Selling Subsidiaries and any trade or business (whether or not incorporated) which are or have ever been under common control, or which are or have ever been treated as a single employer, with Seller and the Selling Subsidiaries under Sections 414(b), (c), (m) or (o) of the Code (“ERISA Affiliate”) or to which Seller and the Selling Subsidiaries and any ERISA Affiliate contributed or has ever been obligated to contribute thereunder on behalf of current or former employees (including the Employees) (the “ERISA Affiliate Plans”). Schedule 5.11(a) separately sets forth each Seller and the Selling Subsidiaries or ERISA Affiliate Plan which is a multiemployer plan as defined in Section 3(37) of ERISA (“Multiemployer Plans”), or has been subject to Sections 4063 or 4064 of ERISA (“Multiple Employer Plans”). (b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and ERISA Affiliate Plans (as applicable), have been delivered to Purchaser (A) any plans and related trust documents, and all amendments thereto, (B) the most recent Forms 5500 for the past three (3) years and schedules thereto, (C) the most recent financial statements and actuarial valuations for the past three (3) years, (D) the most recent IRS determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans and ERISA Affiliate Plans. (c) Each of the Employee Benefit Plans and ERISA Affiliate Plans intended to qualify under section 401 of the Code so qualify and the trusts maintained thereto are exempt from federal income taxation under section 501 of the Code, and, except as disclosed on Schedule 5.11(c), nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or Tax under ERISA or the Code.

39 (d) All contributions and premiums required by Law or by the terms of any Employee Benefit Plan or ERISA Affiliate Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to section 412 of the Code, and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the Closing Date. (e) The benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each of the Employee Benefit Plans and ERISA Affiliate Plans subject to Title IV of ERISA using the actuarial assumptions that would be used by the Pension Benefit Guaranty Corporation in the event it terminated each such plan, do not exceed the fair market value of the assets of each such plan. The liabilities of each Employee Benefit Plan that has been terminated or otherwise wound up have been fully discharged in full compliance with applicable Law. (f) There has been no “reportable event” as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to any of the Employee Benefit Plans or ERISA Affiliate Plans subject to Title IV of ERISA which would require the giving of notice, or any event requiring notice to be provided under Section 4041(c)(3)(C) or 4063(a) of ERISA. (g) None of Seller, the Selling Subsidiaries, any ERISA Affiliate or any organization to which Seller or any ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA. (h) None of the Employee Benefit Plans which are “welfare benefit plans” within the meaning of Section 3(1) of ERISA provide for continuing benefits or coverage for any participant or any beneficiary of a participant post-termination of employment except as may be required under COBRA and at the expense of the participant or the participant’s beneficiary. Each of Seller, the Selling Subsidiaries and any ERISA Affiliate which maintains a “group health plan” within the meaning of section 5000(b)(1) of the Code has complied with the notice and continuation requirements of section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder. (i) There has been no violation of ERISA or the Code with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans or ERISA Affiliate Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans or ERISA Affiliate Plans. (j) There are no pending Legal Proceedings which have been asserted or instituted against any of the Employee Benefit Plans or ERISA Affiliate Plans, the assets of any such plans of Seller or any Selling Subsidiary, or the plan administrator or any fiduciary of the Employee Benefit Plans or ERISA Affiliate Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and there are no facts or circumstances which could form the basis for any such Legal Proceeding.

40 (k) Each of the Employee Benefit Plans and ERISA Affiliate Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law. All amendments and actions required to bring each of the Employee Benefit Plans and ERISA Affiliate Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on Schedule 5.11(k). (l) Seller, the Selling Subsidiaries and any ERISA Affiliate which maintains a “benefits plan” within the meaning of Section 5000(b)(1) of ERISA, have complied with the notice and continuation requirements of section 4980B of the Code or Part 6 of Title I of ERISA and the applicable regulations thereunder. (m) None of Seller, the Selling Subsidiaries, or any ERISA Affiliate or any organization to which any is a successor or parent corporation, has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any person other than Seller or any ERISA Affiliate during the five-year period ending on the Closing Date. (n) Neither Seller nor any “party in interest” or “disqualified person” with respect to the Employee Benefit Plans or ERISA Affiliate Plans has engaged in a non-exempt “prohibited transaction” within the meaning of section 4975 of the Code or Section 406 of ERISA. (o) None of Seller, any of the Selling Subsidiaries, or any ERISA Affiliate has terminated any Employee Benefit Plan or ERISA Affiliate Plan subject to Title IV of ERISA, or incurred any outstanding liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA. (p) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any Employee of Seller, or former employee, or any of the Selling Subsidiaries; (ii) increase any benefits otherwise payable under any Employee Benefit Plan or ERISA Affiliate Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits. (q) Neither Seller nor the Selling Subsidiaries is a party to any contract, plan or commitment, whether legally binding or not, to create any additional Employee Benefit Plan or ERISA Affiliate Plan, or to modify any existing Employee Benefit Plan or employee pension plan. (r) No stock or other security issued by Seller or any of the Selling Subsidiaries forms or has formed a material part of the assets of any Employee Benefit Plan or ERISA Affiliate Plan. (s) Any individual who performs services for Seller or any of the Selling Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee for federal income tax purposes by Seller (or for the purposes of equivalent taxes in other jurisdictions, as applicable) is not an employee for such purposes.

41 5.12 Labor. (a) Except as set forth on Schedule 5.12(a), there are no labor or collective bargaining agreements which pertain to Employees of Seller or any of the Selling Subsidiaries. Seller has delivered or otherwise made available to Purchaser true, correct and complete copies of the labor or collective bargaining agreements listed on Schedule 5.12(a), together with all amendments, modifications or supplements thereto. (b) Except as set forth on Schedule 5.12(b), no Employees are represented by any labor organization. No labor organization or group of Employees of Seller or any of the Selling Subsidiaries has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Seller, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal or other Governmental Body. There is no organizing activity involving Seller or any of the Selling Subsidiaries pending or, to the Knowledge of Seller, threatened by any labor organization or group of Employees. (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the Knowledge of Seller, threatened against or involving Seller or any of the Selling Subsidiaries involving any Employee. There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of Seller, threatened by or on behalf of any Employee or former employee. (d) There are no complaints, charges or claims against Seller or any of the Selling Subsidiaries pending or, to Knowledge of Seller, threatened that could be brought or filed, with any Governmental Body or based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by Seller or any of the Selling Subsidiaries, of any individual in the Business. Each of Seller and the Selling Subsidiaries is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, WARN and any similar state or local “mass layoff” or “plant closing” Law, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar Tax except for immaterial non-compliance. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to Seller and each Selling Subsidiary within the six months prior to Closing. (e) With respect to employment matters in Spain: (i) DZS Spain has discharged and continues to discharge its obligations in full in relation to salary, wages, fees, commission, bonuses, overtime pay and/or compensatory rest, holiday pay and enjoyment, sick pay and all other benefits and emoluments relating to its employees (including the Employees), directors and consultants now and in respect of all prior periods. (ii) Except as set forth on Schedule 5.12(e)(ii), DZS Spain has complied and continues to comply with all Spanish Employment Law rules in particular but not limited to regarding work time registration and overtime.

42 (iii) DZS Spain keeps up-to-date and in an orderly fashion all official employment and Social Security documents, and properly record therein all data relating to seniority and new recruitments and terminations. In addition, it sends to the competent Governmental Body in due form and in a timely manner any notices and/or registrations that they are required to serve under Spanish Employment Laws. (iv) DZS Spain is up-to-date in the payment of Spanish Social Security obligations, having credited within the statutory time limits and in full compliance with the applicable Law any amounts due. Additionally, DZS Spain has not incurred in any default, delay or deferment of payments or payment of amounts below those actually owed, nor has any administrative claim arisen for any amounts owed, or disciplinary or payment settlement proceedings for breach of any Spanish Social Security obligations. (v) DZS Spain is in full compliance with all Spanish Employment Law and Tax Law regarding calculations of Spanish Social Security contributions/taxes of any nature and income tax withholdings on employee salary and benefit. (vi) DZS Spain has not in the past and does not currently receive any services from persons who are not classified as employees of DZS Spain but who should have been or should be classified as employees of DZS Spain. (vii) Any persons performing services as independent contractors, consultants, or in any other similar capacity, have not performed services that could be construed to constitute services of an employment nature. (viii) Except as set forth on Schedule 5.12(e)(viii), DZS Spain has not entered into or committed to enter into any top executive employment agreements or any other type of special employment relationship with any employees, directors, or any other persons, as regulated under Spanish Employment Law. (ix) DZS Spain has not entered into any contracts with economically dependent independent contractors or contracted the services of any person who could qualify as an economically dependent independent contractor. (x) Except as set forth on Schedule 5.12(e)(x), DZS Spain has not granted or is it under the obligation to grant any type of fringe benefit to its Employees or former employees, except as may be required under the applicable collective bargaining agreement. (xi) DZS Spain has obtained adequate data privacy consents from its Employees for the collection, treatment and transfer of employee data related to Spanish Employment Law. (xii) Except as set forth on Schedule 5.12(e)(xii), no Contract or agreement exists under which DZS Spain owes or must pay any amount to any director, former director, executive, former executive, Employee or former employee of the DZS Spain as a result of the execution of this Agreement or the transactions envisaged in it. Closing does not give rise to the payment of any remuneration, payments or benefits or any enhancements or accelerations thereof to any Employee or former employees, executive or former executive or director or former

43 director of DZS Spain whether in accordance with the standard terms and conditions of employment or engagement of such persons or otherwise. (xiii) As of the commencement and during the performance of DZS Spain’s business activity, no process has taken place that may be classified as a “company succession” (sucesión de empresa) or transfer of undertaking for employment purposes from which liabilities or obligations may arise, resulting in primary or joint and several liability for DZS Spain. 5.13 Litigation. Except as set forth in Schedule 5.13, there is no Legal Proceeding pending or, to the Knowledge of Seller, threatened against Seller or any of the Selling Subsidiaries (or to the Knowledge of Seller, pending or threatened, against any of the officers, directors or key Employees of Seller or any of the Selling Subsidiaries with respect to their business activities on behalf of Seller or in connection with the Business), or to which Seller or any of the Selling Subsidiaries is otherwise a party, before any Governmental Body, which is related to or material to the Business or the Purchased Assets; nor to the Knowledge of Seller is there any reasonable basis for any such Legal Proceeding. Except as set forth on Schedule 5.13, neither Seller nor any Selling Subsidiary is subject to any Order which is related to or material to the Business or the Purchased Assets, and neither Seller nor any Selling Subsidiary is in breach or violation of any Order which is related to or material to the Business or the Purchased Assets. Except as set forth on Schedule 5.13, neither Seller nor any Selling Subsidiary is engaged in any Legal Proceeding to recover monies due it or for damages sustained by it which is related to or material to the Business or the Purchased Assets. There are no Legal Proceedings pending or, to the Knowledge of Seller, threatened against Seller or any Selling Subsidiary or to which Seller or any Selling Subsidiary is otherwise a party relating to this Agreement or any Seller Document or the transactions contemplated hereby or thereby. 5.14 Compliance with Laws; Permits. (a) Seller and the Selling Subsidiaries are in compliance in all material respects with all Laws applicable to their respective operations or assets or the Business. Neither Seller nor any of the Selling Subsidiaries has received any written or other notice of or been charged with the violation of any Laws in connection with the operation of the Business. (b) To the Knowledge of Seller, neither Seller nor any of the Selling Subsidiaries is under investigation with respect to the violation of any Laws in connection with the operation of the Business and there are no facts or circumstances which could form the basis for any such violation. (c) Schedule 5.14(c) contains a list of all Permits which are required for the operation of the Business as presently conducted and as presently intended to be conducted (“Seller Permits”), other than those the failure of which to possess is immaterial. Seller and the Selling Subsidiaries currently have all Permits which are required for the operation of the Business as presently conducted and as presently intended to be conducted, other than those the failure of which to possess is immaterial. Neither Seller nor any of the Selling Subsidiaries is in default or violation, and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation, in any material respect of any term, condition or provision of any Seller Permit and, to the Knowledge of Seller, there are no facts or circumstances which could

44 form the basis for any such default or violation. There are no Legal Proceedings pending or, to the Knowledge of Seller, threatened, relating to the suspension, revocation or modification of any of the Seller Permits. None of the Seller Permits will be impaired or in any way affected by the consummation of the transactions contemplated by this Agreement or any Seller Document. 5.15 Environmental Matters. Except as set forth on Schedule 5.15 hereto: (a) the operations of Seller and each of the Selling Subsidiaries, with respect to the Business, are and have been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining in good standing and complying with all Environmental Permits necessary to operate the Business and no action or proceeding is pending or, to the Knowledge of Seller, threatened to revoke, modify or terminate any such Environmental Permit, and, to the Knowledge of Seller, no facts, circumstances or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require currently unbudgeted capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits; (b) with respect to the Business, neither Seller nor any of the Selling Subsidiaries is the subject of any outstanding written Order or Contract with any Governmental Body or Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material; (c) no claim has been made or is pending or to the Knowledge of Seller, threatened against the Seller or any of the Selling Subsidiaries, alleging, with respect to the Business, that either or both Seller, or any of the Selling Subsidiaries, may be in violation of any Environmental Law or any Environmental Permit or may have any liability under any Environmental Law; (d) to the Knowledge of Seller, no facts, circumstances or conditions exist with respect to the Business or any property currently or formerly owned, operated or leased by the Seller or any of the Selling Subsidiaries or any property to which Seller or any of the Selling Subsidiaries arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Business incurring Environmental Costs and Liabilities; (e) to the Knowledge of Seller, there are no investigations of the Business, or currently or, to the Knowledge of Seller, previously owned, operated or leased property of Seller or any of the Selling Subsidiaries pending, or to the Knowledge of Seller, threatened which could lead to the imposition of any Environmental Costs and Liabilities or Liens under Environmental Law; (f) The transactions contemplated hereunder do not require the consent of or filings with any Governmental Body with jurisdiction over Seller or any Selling Subsidiary and environmental matters; and (g) Seller has provided to Purchaser all environmentally related audits, studies, reports, analyses and results of investigations that have been performed with respect to any currently or previously owned, leased or operated properties of Seller or any of the Selling Subsidiaries which are or were used in the Business.

45 5.16 Insurance. Seller and the Selling Subsidiaries have insurance policies in full force and effect (a) for such amounts as are sufficient for all requirements of Law and all Contracts to which Seller or any of the Selling Subsidiaries is a party or by which it is bound and (b) which are in such amounts, with such deductibles and against such risks and losses, as are reasonable for the business, assets and properties of Seller and the Selling Subsidiaries. Set forth in Schedule 5.16 is a list of all insurance policies and all fidelity bonds held by or applicable to Seller or any of the Selling Subsidiaries setting forth, in respect of each such policy, the type and amount of coverage. Except as set forth on Schedule 5.16, no event relating to Seller or any of the Selling Subsidiaries has occurred which could reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the Ordinary Course of Business, no insurance policy has been cancelled within the last two years and, to the Knowledge of Seller, no threat has been made to cancel any insurance policy of Seller or any of the Selling Subsidiaries during such period. 5.17 Product Warranty; Product Liability. Except as set forth on Schedule 5.17, each product manufactured, sold or delivered by Seller or any of the Selling Subsidiaries in conducting the Business has been in conformity with all product specifications and all express and implied warranties and all applicable Laws. Neither Seller nor any of the Selling Subsidiaries has any liability for replacement or repair of any such products or other damages in connection therewith or any other customer or product obligations. Except as set forth on Schedule 5.17, neither Seller nor any of the Selling Subsidiaries has sold any products or delivered any services that included a warranty, maintenance or service obligation for a period of longer than one (1) year. 5.18 Financial Advisors. Except as set forth on Schedule 5.18, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Seller or any of the Selling Subsidiaries in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof. 5.19 Affiliate Contracts. Immediately after the Closing (assuming that all Purchased Contracts are assigned to and assumed by Purchaser), none of Seller or the Subsidiaries will be party to, or have their assets bound by, any Contract that primarily relates to, or is used, or held for use, primarily in the Business, except for the Excluded Contracts expressly identified on Schedule 1.1(a). Schedule 5.19 sets forth a true complete and accurate list of all material services provided by Seller or the Subsidiaries with respect to the Business, which services would cease to be provided to the Business after the Closing, absent the parties entering into the Transition Services Agreement. 5.20 Terrorism Laws; FCPA. None of the Seller or the Subsidiaries, nor any of its directors, officers or, to the Knowledge of Seller, employees or agents, is any of the following (each, a “Blocked Person”): (i) a Person that is prohibited pursuant to any of the OFAC Sanctions Programs, including a Person named on OFAC’s list of Specially Designated Nationals and Blocked Persons; (ii) a Person that is owned or controlled by, or that owns and controls any Person described in clause (i) above; or (iii) a Person with which the Company is prohibited from dealing

46 or otherwise engaging in any transaction by any Terrorism Law. For the five year period prior to the date hereof, with respect to Seller’s and the Subsidiaries conduct of the Acquired Business: (a) Seller and the Subsidiaries have not violated any Terrorism Law nor engaged in any transactions that evades or avoids or attempts to violate any of the Terrorism Laws, and no part of the proceeds of the Purchase Price will be used, directly or indirectly, in violation of any Terrorism Laws. (b) Seller and the Subsidiaries do not deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs. (c) None of Seller, the Subsidiaries or any of their officers, directors or employees (including the Employees), nor, to the Seller’s Knowledge, any of their agents or representatives, has: (i) directly or indirectly, made an “unlawful payment” within the meaning of, and is not in any other way in violation of, the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other anti-bribery law or similar Laws in any jurisdiction; (ii) used any corporate funds for any unlawful contribution, gift, entertainment or unlawful expense relating to political activity; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iv) paid any bribe, rebate, pay-off, influence payment, kick-back or other unlawful payment. As used in this Section 5.20, the following terms have the following meanings: “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury. “OFAC Sanctions Programs” means the laws, regulations and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as it has been or shall thereafter be renewed, extended, amended or replaced, and the list of Specially Designated Nationals and Blocked Persons administered by OFAC, as such list may be amended from time to time. “Terrorism Laws” means any laws relating to terrorism or money laundering, including, without limitation, (i) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (ii) the Bank Secrecy Act, as amended by the Patriot Act, (iii) the laws, regulations and Executive Orders administered by OFAC, (iv) the Comprehensive Iran Sanctions, Accountability, and Divestment Act, as amended, and any related executive orders and regulations, (v) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B) or (vi) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws may from time to time be amended, renewed, extended or replaced and all other present and future legal requirements of any Governmental Body governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.

47 ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to Seller that: 6.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. 6.2 Authorization of Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). 6.3 Conflicts; Consents of Third Parties. (a) Except as set forth on Schedule 6.3 hereto, none of the execution and delivery by Purchaser of this Agreement and of the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of such Purchaser; (ii) any Contract, or Permit to which Purchaser is a party or by which any of the properties or assets of Purchaser are bound; (iii) any Order of any Governmental Body applicable to Purchaser or by which any of the properties or assets of Purchaser are bound; or (iv) any applicable Law. (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof, except for such consents, waivers, approvals, Orders, Permits, authorizations, declarations, filings or notifications that, if not obtained, made or given, would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

48 6.4 Litigation. There are no Legal Proceedings pending or, to the Knowledge of Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of Purchaser to enter into this Agreement or consummate the transactions contemplated hereby. 6.5 Sufficient Funds. Purchaser has and will have sufficient funds available as and when needed to consummate the transactions contemplated hereby and to perform its obligations hereunder. As of the date hereof, Purchaser has at least $15,000,000 in unencumbered cash available to fund the Initial Closing Payment. 6.6 Financial Advisors. Except as set forth on Schedule 6.6, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof. ARTICLE VII COVENANTS 7.1 Access to Information. Seller shall, and shall cause the Selling Subsidiaries to, afford to Purchaser, its designated Affiliates and their respective accountants, counsel, financial advisors and other representatives, full access, during normal business hours upon reasonable notice throughout the period prior to the Closing, to their respective properties and facilities (including all real property and the buildings, structures, fixtures, appurtenances and improvements erected, attached or located thereon), books, financial information, Contracts, commitments and records, but only to the extent that they related to the Business, and, during such period, shall furnish promptly such information concerning the Businesses and related properties and personnel of Seller and the Selling Subsidiaries as Purchaser shall reasonably request; provided, however, such investigation shall not unreasonably disrupt Seller’s operations. Prior to the Closing, Seller shall generally keep Purchaser informed as to all material matters involving the operations and businesses of the Business. Seller shall authorize and direct the appropriate directors, managers and employees of Seller and each Selling Subsidiary, as the case may be, to discuss matters involving the operations and business of the Business with representatives of Purchaser. 7.2 Conduct of the Business Pending the Closing. (a) Except as otherwise expressly provided by this Agreement or with the prior written consent of Purchaser, between the date hereof and the Closing, Seller shall, and shall cause the Subsidiaries to: (i) conduct the Business only in the Ordinary Course of Business; (ii) use its reasonable best efforts to (A) preserve the present business operations, organization (including officers and Employees) and goodwill of the Business and (B) preserve the present relationships with Persons having business dealings with Seller and the Subsidiaries in connection with the Business (including customers and suppliers);

49 (iii) maintain (A) all of the assets and properties of, or used by, the Business in their current condition, ordinary wear and tear excepted, and (B) insurance upon all of the assets and properties of the Business in such amounts and of such kinds comparable to that in effect on the date of this Agreement; (iv) (A) maintain the books, accounts and records of Seller and the Subsidiaries relating to the Business in the Ordinary Course of Business, (B) continue to collect accounts receivable and pay accounts payable included in the Purchased Assets utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations of Seller and the Subsidiaries as they relate to the Business; (v) comply in all material respects with all applicable Laws applicable to the Business; and (vi) pay all maintenance and similar fees and take all other appropriate actions as necessary to prevent the abandonment, loss or impairment of all Purchased Intellectual Property. (b) Without limiting the generality of the foregoing, except as otherwise expressly provided by this Agreement or the Schedules, or with the prior written consent of Purchaser, Seller shall not, and shall not permit the Subsidiaries to: (i) (A) increase the salary or other compensation of any Employee of Seller or any of the Selling Subsidiaries, other than a Retained Employee, (B) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any Employee, other than a Retained Employee, (C) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any Employees, agents or representatives of Seller or any of the Selling Subsidiaries, other than a Retained Employee, or otherwise modify or amend or terminate any such plan or arrangement or (D) enter into any employment, deferred compensation, severance, special pay, consulting, non-competition or similar agreement or arrangement with any Employee of Seller or any Selling Subsidiary, other than a Retained Employee (or amend any such agreement) to which Seller or any of the Selling Subsidiaries is a party; (ii) subject to any Lien or otherwise encumber or, except for Permitted Exceptions, permit, allow or suffer to be encumbered, any of the Purchased Assets; (iii) acquire any material properties or assets to be used, or held for use in the Business, (iv) sell, assign, license, transfer, convey, lease or otherwise dispose of any of the Purchased Assets of Seller and the Selling Subsidiaries (other than the disposition of de minimis Purchased Assets in the Ordinary Course of Business);

50 (v) except as set forth on Schedule 7.2, cancel or compromise any debt or claim or waive or release any material right of Seller or any of the Selling Subsidiaries which relate to the Business, except in the Ordinary Course of Business; (vi) enter into any commitment for capital expenditures in connection with the Business; (vii) enter into, modify or terminate any labor or collective bargaining agreement effecting any Employee or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to any Employee; (viii) introduce any material change with respect to the operation of the Business, including any material change in the types, nature, composition or quality of products or services, or, other than in the Ordinary Course of Business, make any change in product specifications or prices or terms of distributions of such products; (ix) enter into any transaction or enter into, modify or renew any Contract which by reason of its size or otherwise is not in the Ordinary Course of Business; (x) enter into any Contract, understanding or commitment that restrains, restricts, limits or impedes the ability of the Business, to compete with or conduct any business or line of business in any geographic area or solicit the employment of any persons; (xi) enter into, terminate, amend, restate, supplement or waive any rights under any (A) Material Contract, Real Property Lease, Personal Property Lease or Intellectual Property License included in the Purchased Assets or that primarily relates to, will be used, or held for use in the Business and that would constitute a Material Contract if in effect on the date hereof or (B) Permit; (xii) settle or compromise any pending or threatened Legal Proceeding or any claim or claims which relate directly to the Business for, or that would result in a loss of revenue of, an amount that could, individually or in the aggregate, reasonably be expected to be greater than $25,000; (xiii) take any action which would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement; (xiv) grant any license or sublicense of any rights under or with respect to any Purchased Intellectual Property other than non-exclusive licenses entered into in the Ordinary Course of Business; (xv) transfer, assign, lease, sell, covenant not to assert, abandon, let lapse, let expire (other than expiration of Intellectual Property in accordance with its maximum statutory term), subject to any Lien, or otherwise dispose of any Purchased Intellectual Property, other than non-exclusive licenses entered into in the Ordinary Course of Business; (xvi) disclose any Trade Secrets included in the Purchased Intellectual Property (other than pursuant to a written confidentiality agreement entered into in the Ordinary Course

51 of Business with reasonable protections of, and preserving all rights of the Business in, such Trade Secrets), or disclose, license, release, deliver, escrow or make available any source code; or (xvii) agree to do anything (A) prohibited by this Section 7.2, (B) which would make any of the representations and warranties of Seller in this Agreement or any of the Seller Documents untrue or incorrect in any material respect or could result in any of the conditions to the Closing not being satisfied or (C) that would be reasonably expected to have a Material Adverse Effect. 7.3 Consents. Seller shall use (and shall cause each of the Subsidiaries to use) its commercially reasonable efforts to obtain at the earliest practicable date all consents, waivers, approvals and notices are required to consummate, or in connection with, the transactions contemplated by this Agreement, including the consents, waivers, approvals and notices referred to in Section 5.3(b) hereof. All such consents, waivers, approvals and notices shall be in writing and in form and substance satisfactory to Purchaser, and executed counterparts of such consents, waivers and approvals shall be delivered to Purchaser promptly after receipt thereof, and copies of such notices shall be delivered to Purchaser promptly after the making thereof. Notwithstanding anything to the contrary in this Agreement, neither Purchaser nor any of its Affiliates shall be required to pay any amounts in connection with obtaining any consent, waiver or approval and Seller and the Selling Subsidiaries will not amend, waive or otherwise modify the terms of any Purchased Contract without Purchaser’s prior written consent. 7.4 Further Assurances. Each of Seller Parties and Purchaser shall use its reasonable best efforts to (i) take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. 7.5 Non-Competition; Non-Solicitation; Confidentiality. (a) The Seller Parties acknowledge that they have become, and following the date of this Agreement will continue to be, familiar with Confidential Information included in the Purchased Assets. Therefore, during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date, the Seller Parties shall not (and shall not take any steps to, or prepare to), and shall cause their Affiliates not to, directly or indirectly, in any capacity, engage in, (i) develop, own, manage, control or exert any influence upon, acquire, lease, consult with, render or provide advice to, operate, affiliate with, participate in, permit its name to be used in connection with, receive any economic benefit from or in any other manner engage in any other similar activity or have any financial interest in, or otherwise provide any services to or for the benefit of, the Business or any other line of business that directly or indirectly, in whole or in part, competes with the Business (the “Restricted Business”) anywhere in the world (the “Restricted Area”); provided, however, that the sale of any hardware product (but not any software product) by the Seller or any Subsidiary which enables the Business or a software product (owned and sold or licensed by an unrelated third party (and not Seller or a Subsidiary)) that is competitive to products competitive with the Business shall not be considered a Restricted Business, (ii) manage or provide management or consulting services to, or participate in the management or control of,

52 or exert any influence upon, any Person involved in the development, research, ownership or operation of any Restricted Business within the Restricted Area, or (iii) own a direct or indirect interest (financial or otherwise) in, or lend or contribute money to, or otherwise provide financial support for, any Person that engages in a Restricted Business within the Restricted Area. Notwithstanding the foregoing, this clause (a) shall not apply to any activities performed by the Seller Parties or their Affiliates for the purpose of carrying out their obligations under the Transition Services Agreement. (b) During the period beginning on the Closing Date and ending on the second anniversary of the Closing Date, Seller and the Seller Parties shall not, and Seller shall cause its directors, officers, employees and Affiliates not to: (i) cause, solicit, induce or encourage any employee of Purchaser or its Affiliates (including the Transferred Employees) to leave their employment with Purchaser or any Affiliate of Purchaser; (ii) hire, employ or otherwise engage any such employee, unless such employee has (x) had his or her employment terminated by Purchaser or any Affiliate of Purchaser and such terminated employee has not been employed by Purchaser or an Affiliate of Purchaser for at least ninety (90) days or (y) not been employed by Purchaser or any Affiliate of Purchaser for one year prior to such hiring, employment, or other engagement; or (iii) take any action that could reasonably be expected to cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former customer of Seller or the Selling Subsidiaries and any Person that becomes a client or customer of the Business after the Closing) or any other Person who has a material business relationship with the Business, to terminate, decrease or modify any such actual or prospective relationship. (c) (b) During the period beginning on the Closing Date and ending on the second anniversary of the Closing Date, Purchaser shall not, and Purchaser shall cause its directors, officers, employees and Affiliates not to: (i) cause, solicit, induce or encourage any DZS Employees to leave their employment with Seller or any Subsidiary, or (ii) hire, employ or otherwise engage any DZS Employee, unless such DZS Employee has (x) had their employment terminated by Seller or a Subsidiary and such terminated employee has not been employed by Seller or a Subsidiary for at least ninety (90) days or (y) not been employed by Seller or a Subsidiary for one year prior to such hiring, employment, or other engagement. (d) From and after the date hereof, neither party shall, and each shall cause its Affiliates and their respective officers, and directors not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of the other party or use or otherwise exploit for its own benefit or for the benefit of anyone other than such party, any Confidential Information (as defined below). Neither party, nor their respective officers, directors and Affiliates, shall have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable Law, such party shall, to the extent reasonably possible, provide the other party with prompt notice of such requirement prior to making any disclosure so that such party may seek an appropriate protective order. For purposes of this Section 7.5(d), “Confidential Information” means any information with respect to the business, including methods of operation, customers, customer lists, products, prices, fees, costs, Technology, inventions, Trade Secrets, know-how, Software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters

53 of either party. Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible thereunder. For the avoidance of doubt, all Confidential Information that primarily relates to the Business (other than Confidential Information that primarily relates to any Excluded Assets) constitutes part of the Purchased Assets and from and after the Closing will belong to Purchaser to the extent it relates to the Business. To the extent Confidential Information relates to both the Business and other businesses of Seller or the Subsidiaries, then each party will own and have the full right to use and exploit such Confidential Information. (e) The covenants and undertakings contained in this Section 7.5 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 7.5 will cause irreparable injury, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 7.5 will be inadequate. Therefore, the non-breaching will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 7.5 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 7.5 are cumulative and in addition to any other rights and remedies which the non-breaching party may have hereunder or at law or in equity. (f) The parties recognize that the covenants in this Section 7.5, and the territorial, time and other limitations with respect thereto, are reasonable and properly required for the adequate protection of the parties and the acquisition of the Purchased Assets by Purchaser, including the Confidential Information, and agree and acknowledge that such limitations are reasonable with respect to each party’s activities, business and public purpose. Each party acknowledges and represents that: (i) sufficient consideration has been given by each party to the other as it relates to the covenants set forth in this Section 7.5; (ii) the restrictions and agreements in this Section 7.5 are reasonable in all respects and necessary for the protection of Purchaser and its Affiliates, the Confidential Information included in the Purchased Assets and the goodwill primarily associated with the Business, and that in each case, without such protection, Purchaser’s competitive advantage would be materially adversely affected; and (iii) the agreements in this Section 7.5 are an essential inducement to Purchaser to enter into this Agreement and they are in addition to, rather than in lieu of, any similar or related covenants to which any Seller Party is party or by which it is bound. (g) The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a relevant feature of this Section 7.5 is unreasonable, arbitrary or against public policy, then a relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party. 7.6 Preservation of Records. Each party agrees that it shall preserve and keep the records held by it or their Affiliates relating to the Business for a period of six years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by the other party in connection with, among other things, any insurance

54 claims by, legal proceedings against or governmental investigations of the applicable party or any of its Affiliates or in order to enable Seller or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event any Seller Party or Purchaser wishes to destroy (or permit to be destroyed) such records after that time, such party shall first give ninety days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that ninety-day period, to take possession of the records within 180 days after the date of such notice. 7.7 Publicity. (a) None of the parties or their Affiliates shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Purchaser or Seller, as applicable, disclosure is otherwise required by applicable Law (including in connection with enforcing the parties’ rights under this Agreement or the other documents contemplated by this Agreement) or by the applicable rules of any stock exchange on which Purchaser lists securities, provided that, to the extent required by applicable Law or by the applicable rules of any stock exchange on which Purchaser lists securities, the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable Law to consult with the other party with respect to the timing and content thereof, and, unless required by applicable Law or by the applicable rules of any stock exchange on which a Party or its Affiliates lists securities, will not reference the other party or its Affiliates by name without such party’s consent (not to be unreasonably withheld, conditioned or delayed). (b) Each of the parties agrees that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law. 7.8 Notification of Certain Matters. Seller shall give notice to Purchaser and Purchaser shall give notice to Seller, as promptly as reasonably practicable upon becoming aware of (a) any fact, change, condition, circumstance, event, occurrence or non-occurrence that has caused or is reasonably likely to cause any representation or warranty in this Agreement made by it to be untrue or inaccurate in any respect at any time after the date hereof and prior to the Closing, (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (c) the institution of or the threat of institution of any Legal Proceeding against Seller or any of the Selling Subsidiaries related to this Agreement or the transactions contemplated hereby; provided that the delivery of any notice pursuant to this Section 7.8 shall not modify or otherwise qualify any representations, warranties or covenants made by any party herein or limit or otherwise affect the remedies available hereunder to the party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the parties hereto. 7.9 Spanish Tax Certificate. As soon as possible after the execution of this Agreement and, in any case, prior to Closing, the parties to this Agreement shall (or shall procure that their

55 respective Selling Subsidiaries shall) jointly request a tax certificate from the Spanish Tax authorities (at a state, regional and local level) in accordance with article 175.2 of the Spanish General Tax Law (Ley General Tributaria) regarding the existence of any pending Tax debts, sanctions or obligations in respect of the business carried out by DZS Spain. In particular, DZS Spain shall deliver to the Purchaser the necessary authorizations for the Purchaser to request the tax certificates. Seller shall deliver to Purchaser a certificate from the Spanish Social Security and the Spanish Tax Authorities (in this case, a general one, different from the one described above) confirming the absence of any pending debts, sanctions or obligations in respect of DZS Spain. If, in respect to any application for the above certificates, any Governmental Body asserts that Seller or the relevant Selling Subsidiary is liable for any Tax, Seller shall promptly pay, or shall cause to be paid, any and all such amounts and shall provide evidence to the Purchaser that such liabilities have been paid in full or otherwise satisfied (and all such Liabilities are Excluded Liabilities). 7.10 Wind-Down Trademark License. Seller hereby grants to Purchaser a worldwide, irrevocable, sublicenseable, transferable, and royalty-free license to use, for the twelve (12) month period following the Closing Date, the Seller Licensed Marks solely in a form and manner, and with standards of quality, substantially consistent with the use of the Seller Licensed Marks by the Business as of the Closing Date. Notwithstanding the foregoing, Purchaser shall have the right to use the Seller Licensed Marks at all times after the Closing (a) as required by applicable law and as may be required to perform any contractual obligations; (b) on internal business and legal documents and items; and (c) in a neutral, non-trademark manner to describe the history of the Business and otherwise as permitted by “fair use” principles. 7.11 Background IP License. Seller, on behalf of itself and its Affiliates, hereby grants to Purchaser a worldwide, fully paid-up, royalty-free, irrevocable, non-terminable, perpetual, non- exclusive license under and to all Intellectual Property (other than Marks) owned or controlled by Seller or its Affiliates that was used in the operation of the Business (collectively, the “Licensed Seller IP”) for any and all uses in connection with the operation of the Business and any natural evolutions thereof (including to make, have made, use, sell, offer to sell, and import any product or service, to reproduce, make derivative works of, distribute, display and perform any work, and to use such Licensed Seller IP), with the right to sublicense (including through multiple tiers). Licensed Seller IP shall not include (a) Licensed Software (as defined in the Xtreme License Agreement) and (b) except as necessary to operate the Business, (i) Xtreme NFV, (ii) device firmware outside of the CloudCheck agent and related service assurance functions, and (iii) SDN management and control applications which are required to support the Seller’s transport, access and connectivity products. After the Closing, upon Purchaser’s request, Seller shall, and shall cause its Affiliates to deliver to the Business, copies of any embodiments of the Licensed Seller IP. 7.12 Maintenance of Funds. From the date hereof until the earlier of (a) the Closing and (b) the termination of this Agreement, Purchaser will ensure that it has at least $15,000,000 in funds available to fund the Initial Closing Payment at the Closing, subject to the terms and conditions set forth herein. From time to time, Seller may request evidence reasonably demonstrating that Purchase has such funds (such as a snapshot of a bank account statement), and Purchaser will provide such evidence within one Business Day of being so requested.

56 7.13 Registration of Transferred Patents and Marks. Seller shall, and shall cause its appliable Affiliates to, reasonably cooperate with Purchaser in correcting any IP Defects in the Transferred Patents and registered and applied for Marks included in the Purchased Intellectual Property, in each case, other than the Patents or Marks set forth on Schedule 7.13 (the “Title Update IP”). To the extent that an IP Defect exists as of the Closing Date with respect to any Title Update IP, then Seller shall reimburse Purchaser for the costs incurred by Purchaser during the period beginning on the Closing Date and ending on the date which is twelve (12) months following the Closing Date to correct any such IP Defect (including any late fees) (the “Title Update Fees”). Seller shall reimburse Purchaser for (i) the Title Update Fees and (ii) for Seller’s equitable share of the cost of legal counsel and other shared expenses incurred by Purchaser in connection with the correction of any IP Defects. ARTICLE VIII EMPLOYEES AND EMPLOYEE BENEFITS 8.1 Employment. After the date hereof, Purchaser (or its designated Affiliate) shall deliver, in writing, an offer of employment or a notice of assignment (on an “at will” basis, except for any Employees subject to legal requirements preventing “at will” employment) to all Employees; provided that any such offers or assignment notices delivered prior to the Closing will be conditioned upon the occurrence of the Closing. Each such offer of employment shall be at the same salary or hourly wage rate and position in effect immediately prior to the Closing Date. Such individuals who accept such offer (whether on or after the Closing Date) or who receive such notice of assignment are hereinafter referred to as the “Transferred Employees.” Subject to applicable Laws, on and after the date of hire by Purchaser (or its Affiliate), Purchaser (or its Affiliate) shall have the right to dismiss any or all Transferred Employees at any time, with or without cause, and to change the terms and conditions of their employment (including compensation and employee benefits provided to them). 8.2 Standard Procedure. Pursuant to the “Standard Procedure” provided in section 4 of Revenue Procedure 2004-53, (i) Purchaser and Seller shall report on a predecessor/successor basis as set forth therein, (ii) Seller will not be relieved from filing a Form W-2 with respect to any Transferred Employees, and (iii) Purchaser will undertake to file (or cause to be filed) a Form W-2 for each such Transferred Employee only with respect to the portion of the year during which such Employees are employed by the Purchaser that includes the Closing Date (or later date of hire by Purchaser or its Affiliates applicable to any Transferred Employee), excluding the portion of such year that such Employee was employed by Seller or the Selling Subsidiaries. ARTICLE IX CONDITIONS TO CLOSING 9.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by Purchaser in whole or in part to the extent permitted by applicable Law):

57 (a) the representations and warranties of the Seller Parties set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); notwithstanding the foregoing, the Seller Fundamental Representations shall be true and correct in all respects (other than de minimis inaccuracies); (b) the Seller Parties shall have performed and complied in all respects with all obligations and agreements required in this Agreement to be performed or complied with by them on or prior to the Closing Date, and Purchaser shall have received copies of such corporate resolutions and other documents evidencing the performance thereof as Purchaser may reasonably request; (c) there shall not have been or occurred any event, change, occurrence or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or which could reasonably be expected to have a Material Adverse Effect since the December 31, 2023; (d) Purchaser shall have received certificates signed by each of the Chief Executive Officer and Chief Financial Officer of Seller, each in form and substance reasonably satisfactory to Purchaser, dated the Closing Date, to the effect that each of the conditions specified above in Sections 9.1(a)-(c) have been satisfied in all respects; (e) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Seller Parties or Purchaser seeking to restrain or prohibit, or to obtain substantial damages with respect to, the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; (f) the Seller Parties shall have obtained all consents waivers and approvals referred to in Schedule 9.1(f) in a form satisfactory to Purchaser; (g) the Minimum Employee Transfer Condition (as defined on Schedule 9.1(g)) shall have been satisfied; (h) Seller shall have provided Purchaser with a complete and accurate and duly executed IRS Form W-9 or Form W-8, as applicable, of Seller and each Selling Subsidiary (a “W- 9”); (i) there shall have been received from each Taxing Authority to which application has been made pursuant to, or in accordance with, this Agreement Tax Clearance Certificates in form and substance reasonably satisfactory to Purchaser;

58 (j) no fewer than eight (8) days prior to the Closing Date, Purchaser or its designated Affiliates and Seller or the relevant Selling Subsidiaries shall have jointly provided the notification required by Spanish Employment Law to the Spanish Employees (or, if applicable, the representatives of the Spanish Employees) regarding the transaction and their employment by Purchaser or an Affiliate; (k) Seller shall have delivered to the Purchaser: (i) evidence of having provided the authorization to request the tax certificates from the Spanish Tax authorities set out in Section 7.9 above at least eight (8) days prior to Closing; and (ii) a certificate from the Spanish Social Security confirming the absence of any pending debts, sanctions or obligations in respect of DZS Spain as at the Closing Date; (l) Seller shall have delivered to Purchaser a duly executed Bill of Sale, Assignment and Assumption Agreement, in the form attached hereto as Exhibit A; (m) Seller shall have delivered to Purchaser a duly executed Patent Assignment Agreement, in the form of Exhibit B; (n) Seller shall have delivered to Purchaser a duly executed Trademark Assignment Agreement, in the form of Exhibit C hereto; (o) Seller shall have delivered to Purchaser a duly executed Domain Name Assignment Agreement, in the form of Exhibit D hereto; (p) Seller shall have delivered to Purchaser a duly executed Patents Sublicense Agreement, in the form of Exhibit E hereto; (q) Seller shall have delivered to Purchaser a duly executed Transferred Patents License Agreement, in the form of Exhibit F hereto; (r) Seller shall have delivered to Purchaser a duly executed Edge SDK License Agreement, in the form of Exhibit G hereto; (s) Seller shall have delivered to Purchaser a duly executed Reseller Agreement, in the form of Exhibit H hereto; (t) Seller shall have delivered to Purchaser a duly executed Transition Services Agreement, in the form of Exhibit I hereto; (u) Seller shall have delivered to Purchaser a duly executed Xtreme License Agreement, in the form of Exhibit J hereto; (v) DZS Spain and Purchaser (or an Affiliate of Purchaser) shall enter into a (i) local transfer agreement in the form attached to this Agreement as Exhibit K, containing (a) the Purchased Assets being transferred, (b) price allocation for such Purchased Assets in Spain, (c) provisions as legally required for the transfer of the Spanish Employees and, (d) to the extent required, provisions regarding VAT exemption under Spanish VAT law; and (ii) a local

59 assignment agreement in the form attached to this Agreement as Exhibit K relating to assignment of certain Intellectual Property Rights from DZS Spain to Purchaser (or an Affiliate of Purchaser); (w) Seller shall have delivered to Purchaser (i) a fully executed payoff or consent letter (the “EdgeCo Payoff Letter”) in form and substance reasonably acceptable to Purchaser evidencing the release of all Liens on the Purchased Assets under the EdgeCo Credit Agreement (as defined in the Schedules hereto) (the “EdgeCo Credit Agreement”) upon payment by Purchaser of the Initial Closing Payment in accordance with Section 3.2(a), and (ii) all instruments and documents necessary to release any and all Liens on the Purchased Assets (other than Liens related to the EdgeCo Credit Agreement, which are addressed in clause (i)), including appropriate UCC financing statement amendments (termination statements); and (x) Seller shall have delivered, or caused to be delivered, to Purchaser such other documents as Purchaser may reasonably request. 9.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived in writing by Seller in whole or in part to the extent permitted by applicable Law): (a) the representations and warranties of Purchaser set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); notwithstanding the foregoing, the Purchaser Fundamental Representations shall be true and correct in all respects (other than de minimis inaccuracies); (b) Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date; (c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; (d) Purchaser shall have obtained all consents, waivers and approvals referred to in Schedule 9.1(g) hereof in a form satisfactory to Seller; (e) Purchasers shall have delivered, or caused to be delivered, to Seller evidence of the wire transfer referred to in Section 3.2 hereof; (f) Purchaser shall have delivered to Seller a duly executed Bill of Sale, Assignment and Assumption Agreement, in the form attached hereto as Exhibit A;

60 (g) Purchaser shall have delivered to Seller a duly executed Patents Sublicense Agreement, in the form of Exhibit E hereto; (h) Purchaser shall have delivered to Seller a duly executed Transferred Patents License Agreement, in the form of Exhibit F hereto; (i) Purchaser shall have delivered to Seller a duly executed Edge SDK License Agreement, in the form of Exhibit G hereto; (j) Purchaser shall have delivered to Seller a duly executed Reseller Agreement, in the form of Exhibit H hereto; (k) Purchaser shall have delivered to Seller a duly executed Transition Services Agreement, in the form of Exhibit I hereto; and (l) Purchaser shall have delivered to Seller a duly executed Xtreme License Agreement, in the form of Exhibit J hereto. ARTICLE X INDEMNIFICATION 10.1 Survival of Representations and Warranties. The representations and warranties of Seller and Purchaser shall not survive the Closing; provided, however, notwithstanding the foregoing, the representations and warranties (a) of Seller set forth in Sections 5.1 (organization and good standing), 5.2 (authorization of agreement), 5.3 (no conflicts; consents) (other than 5.3(a)(ii) (no conflicts with contracts)), 5.4 (title to purchased assets; sufficiency) and 5.18 (financial advisors) (collectively, the “Seller Fundamental Representations”) shall survive the Closing indefinitely, (b) of Seller set forth in Sections 5.6 (taxes) , 5.11 (employee benefits), and 5.15 (environmental matters) shall survive the Closing until the fifth anniversary of the Closing Date, (c) of Seller set forth in 5.10 (Material Contracts; Schedule of Revenue), solely with respect to Material Customer Contracts, shall survive the Closing until twelve (12) months following the Closing Date, (d) of Seller set forth in Section 5.9 (intellectual property) shall survive the Closing until three (3) years following the Closing Date, and (e) of Purchaser set forth in Sections 6.1 (organization), 6.2 (authorization of agreement), 6.3 (no conflicts; consents) (other than 6.3(a)(ii) (no conflicts with contracts) and 6.6 (financial advisors)) (collectively, the “Purchaser Fundamental Representations”) shall survive the Closing indefinitely (in each case, the “Survival Period”); provided, however, that any obligations under Sections 10.2(a)(i) and 10.2(b)(i) shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given notice (reasonably describing the basis (or expected basis) of the claim for indemnification) to the indemnifying party in accordance with Section 10.3(a) of a potential claim for indemnification before the termination of the applicable Survival Period. The covenants in this Agreement that either expressly or by their nature are to be performed in whole or in part after the Closing will survive the Closing in accordance with their terms. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement will, or will be construed to, prevent a claim for fraud.

61 10.2 Indemnification. (a) Subject to Sections 10.1, 10.4 and 10.5 hereof, Seller hereby agrees to indemnify, defend and hold Purchaser and its Affiliates and their respective directors, officers, employees, equity holders, members, partners, agents, attorneys, representatives, successors and assigns (collectively, the “Purchaser Indemnified Parties”) harmless from and against, and pay to the applicable Purchaser Indemnified Parties the amount of, any and all losses, Liabilities, claims, obligations, deficiencies, demands, judgments, damages (including incidental and consequential damages), interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, costs and expenses (including costs of investigation and defense and attorneys’ and other professionals’ fees), or any diminution in value, whether or not involving a third party claim (individually, a “Loss” and, collectively, “Losses”), arising out of, based upon, attributable to or resulting from: (i) the failure of any of the representations or warranties made by Seller in this Agreement or in any Seller Document to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date; (ii) the breach of any covenant or other agreement on the part of Seller or its Affiliates under this Agreement or in any Seller Document; (iii) (A) the termination of employment by Seller or its Affiliates of any Employee prior to the Closing Date, (B) any Liability relating to, arising under or in connection with any Employee Benefit Plan, including any liability under COBRA, whether arising prior to, on or after the Closing Date and (C) any Liability under WARN, or in each case similar laws or regulations applicable to any Employees (including Transferred Employees) who are terminated; (iv) any Excluded Asset or any Excluded Liability or Retained Employee; and (v) any and all obligations and Liabilities of the Seller for Taxes (or the non- payment thereof) arising out of, based upon, attributable to or resulting from the Business (including the Employees or the Purchased Assets) during any period of time prior to the Closing, including, without limitation, any and all amounts shown as owed by Seller or a Selling Subsidiary pursuant to the Spanish tax certificate obtained in accordance with Section 7.9. (b) Subject to Section 10.1 and 10.4, Purchaser hereby agrees to indemnify, defend and hold Seller and its Affiliates and their respective equity holders, directors, officers, employees, members, partners, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Seller Indemnified Parties”) harmless from and against, and pay to the applicable Seller Indemnified Parties the amount of, any and all Losses, arising out of, based upon, attributable to or resulting from: (i) the failure of any of the representations or warranties made by Purchaser in this Agreement or in any Purchaser Document to be true and correct in all respects at the date hereof and as of the Closing Date;

62 (ii) the breach of any covenant or other agreement on the part of Purchaser under this Agreement or any Purchaser Document; and (iii) any Assumed Liability. (c) The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in this Agreement, any Seller Document or Purchaser Document shall not be affected by any investigation conducted with at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements. 10.3 Indemnification Procedures. (a) A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article X. (b) In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any third party in respect of which indemnification may be sought under Section 10.2 hereof (regardless of the limitations set forth in Section 10.4) (“Third Party Claim”), the indemnified party shall promptly cause written notice of the assertion of any Third Party Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The failure of the indemnified party to give reasonably prompt notice of any Third Party Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure. Subject to the provisions of this Section 10.3, the indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against by it hereunder; provided that the indemnifying party shall have acknowledged in writing to the indemnified party its unqualified obligation to indemnify the indemnified party as provided hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against by it hereunder, it shall within five days of the indemnified party’s written notice of the assertion of such Third Party Claim (or sooner, if the nature of the Third Party Claim so requires) notify the indemnified party of its intent to do so; provided that the indemnifying party must conduct its defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard. The foregoing right of the indemnifying party to assume the defense of any such claim or legal proceeding shall not apply to any claim or legal proceeding that would reasonably be expected to either have a material and adverse impact on the business or reputation of the indemnified party or any Affiliate thereof or result in Losses in excess of the amount that the indemnifying party would be obligated to indemnify the indemnified party for

63 under this Agreement. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against by it hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Third Party Claim. If the indemnified party defends any Third Party Claim, then the indemnifying party shall reimburse the indemnified party for the expenses of defending such Third Party Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Third Party Claim, the indemnified party may participate, at his or its own expense, in the defense of such Third Party Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate, (ii) in the reasonable opinion of counsel to the indemnified party a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable, or (iii) the claim would result in non-monetary relief that, if granted, could materially and adversely affect the indemnified party or its Affiliates; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all indemnified parties in connection with any Third Party Claim. Each party hereto agrees to provide reasonable access to each other party to such documents and information as may reasonably by requested in connection with the defense, negotiation or settlement of any such Third Party Claim. The party controlling the defense of a Third Party Claim shall keep the other party reasonably apprised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. Notwithstanding anything in this Section 10.3 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any Third Party Claim or permit a default or consent to entry of any judgment unless the claimant (or claimants) and such party provide to such other party an unqualified release from all Liability in respect of the Third Party Claim. If the indemnifying party makes any payment on any Third Party Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Third Party Claim. (c) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement, in each case with respect to an Third Party Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall pay all of such remaining sums so due and owing to the indemnified party. 10.4 Limitations on Indemnification for Breaches of Representations and Warranties. (a) An indemnifying party shall not have any liability under Section 10.2(a)(i) or Section 10.2(b)(i) except to the extent that the aggregate amount of Losses incurred by the indemnified parties and indemnifiable thereunder based upon, attributable to or resulting from the failure of any of the representations or warranties to be true and correct exceeds $250,000 (the

64 “Deductible”) and, in such event, the indemnifying party shall be required to pay the entire amount of all such Losses (i.e., from the first dollar of such Losses including the Deductible); provided that the Deductible limitation shall not apply to Losses related to the failure to be true and correct of any of the representations and warranties set forth in Sections 5.1 (organization and good standing), 5.2 (authorization of agreement), 5.4 (title to purchased assets; sufficiency), 5.6 (taxes), 5.11 (employee benefits), 5.15 (environmental matters) and 5.18 (financial advisors) and 6.1 (organization), 6.2 (authorization of agreement) and 6.7 (financial advisors). (b) Neither Seller nor Purchaser shall be required to indemnify any Person under Section 10.2(a)(i) or 10.2(b)(i) for an aggregate amount of Losses exceeding $4,000,000 in connection with Losses related to the failure to be true and correct of any of the representations or warranties of Seller or Purchaser, respectively; provided, that (i) Seller shall not be required to indemnify any Person under Section 10.2(a)(i) for an aggregate amount of Losses exceeding the Purchase Price in connection with Losses related to the failure to be true and correct of any of the representations or warranties contained in Sections 5.1 (organization and good standing), 5.2 (authorization of agreement), 5.4 (title to purchased assets; sufficiency), 5.6 (taxes), 5.11 (employee benefits), 5.15 (environmental matters) and 5.18 (financial advisors) and 6.1 (organization), 6.2 (authorization of agreement) and 6.7 (financial advisors) and (ii) Seller shall not be required to indemnify any Person under Section 10.2(a)(i) for an aggregate amount of Losses exceeding $8,000,000 in connection with Losses related to the failure to be true and correct of the representations or warranties of Seller contained in Section 5.9 (intellectual property). (c) For purposes of determining the failure of any representations or warranties to be true and correct, the breach of any covenants or agreements, and calculating Losses hereunder any materiality or Material Adverse Effect qualifications in the representations, warranties, covenants and agreements shall be disregarded. 10.5 Tax Treatment of Indemnity Payments. Seller and Purchaser agree to treat any indemnity payment made pursuant to this Article X as an adjustment to the Purchase Price for all Tax purposes, to the extent permitted by applicable Law. If, notwithstanding the treatment required by the preceding sentence, any indemnification payment under Article X (including this Section 10.5) is determined to be taxable to the party receiving such payment by any Taxing Authority, the paying party shall also indemnify the party receiving such payment for any Taxes incurred by reason of the receipt of such payment and any Losses incurred by the party receiving such payment in connection with such Taxes (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes). ARTICLE XI TAXES 11.1 Transfer Taxes. Seller and Purchaser shall each pay one-half (1/2) of any and all sales, use, stamp, documentary, filing, recording, transfer, real estate transfer, stock transfer, gross receipts, registration, duty, value added, securities transactions or similar fees or taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any Taxing Authority in connection with the transactions contemplated by

65 this Agreement (collectively, “Transfer Taxes”), regardless of the Person liable for such Transfer Taxes under applicable Law. Seller Parties shall timely file or caused to be filed all necessary documents (including all Tax Returns) with respect to Transfer Taxes. Purchaser shall (i) remit its portion of such Transfer Taxes to the applicable Seller Party within ten (10) days of written request by Seller, which request will include reasonable documentary evidence of payment by such Seller Party of the applicable Transfer Taxes, and (ii) reasonably cooperate with Seller with respect to taking such actions so as to minimize or avoid any sales or use taxes to the extent legally permissible, it being understood and agreed that it shall be reasonable for Purchaser to refuse to take any action requested by Seller to the extent that such action would in any way be detrimental to Purchaser, financially or otherwise. 11.2 Prorations. The Seller Parties shall bear all property and ad valorem tax liability with respect to the Purchased Assets if the lien or assessment date arises prior to the Closing Date irrespective of the reporting and payment dates of such taxes. All other real property taxes, personal property taxes, or ad valorem obligations and similar recurring taxes and fees on the Purchased Assets for taxable periods beginning before, and ending after, the Closing Date, shall be prorated between Purchaser and Seller Parties as of the Closing Date. The Seller Parties shall be responsible for all such taxes and fees on the Purchased Assets accruing during any period up to and including the Closing Date. Purchaser shall be responsible for all such taxes and fees on the Purchased Assets accruing during any period after the Closing Date. With respect to Taxes described in this Section 11.2, the Seller Parties shall timely file all Tax Returns due before the Closing Date with respect to such Taxes and Purchaser shall prepare and timely file all Tax Returns due after the Closing Date with respect to such Taxes. If one party remits to the appropriate Taxing Authority payment for Taxes, which are subject to proration under this Section 11.2 and such payment includes the other party’s share of such Taxes, such other party shall promptly, upon the other party’s written request, (and in any case within ten (10) days of receipt of such request) reimburse the remitting party for its share of such Taxes. Any such request will include reasonable documentary evidence of payment by the applicable party of the applicable Taxes. 11.3 Cooperation on Tax Matters. Purchaser and Seller shall use commercially reasonable efforts to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Assumed Liabilities as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other filings relating to Tax matters, for the preparation for any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters. Purchaser and Seller shall reasonably cooperate with each other with respect to taking such actions so as to minimize or avoid any Taxes to the extent legally permissible, it being understood and agreed that it shall be reasonable for either party to refuse to take any action requested by the other party to the extent that such action would in any way be detrimental to sch party, financially or otherwise. 11.4 Tax Clearance Certificates. At Purchaser’s request, Seller shall (or shall cause its Affiliate to) notify all of the Taxing Authorities for the jurisdictions set forth on Schedule 5.6(c) of the transactions contemplated by this Agreement in the form and manner required by such Taxing Authorities, if the failure to make such notifications or receive any available tax clearance certificate (“Tax Clearance Certificate”) could subject the Purchaser to any Taxes of Seller or its Affiliates. If, in respect to any application for Tax Clearance Certificates made pursuant to this

66 Section 11.4, any Governmental Body asserts that Seller is liable for any Tax, Seller shall promptly pay, or shall cause to be paid, any and all such amounts and shall provide evidence to the Purchaser that such liabilities have been paid in full or otherwise satisfied. 11.5 Deferred Revenue. The parties agree (a) that for U.S. federal and all applicable state and local income Tax purposes, any Assumed Liability that is attributable to deferred revenue shall not be treated as giving rise to taxable income of Buyer under James M. Pierce Corp., 326 F.2d 67 (8th Cir. 1964), or otherwise, and (b) not to take any position on any Tax Return that is inconsistent with the treatment described in clause (a) immediately foregoing. ARTICLE XII MISCELLANEOUS 12.1 Expenses. Except as otherwise provided in this Agreement, each of the Seller Parties and Purchaser shall bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. 12.2 Specific Performance. Seller acknowledges and agrees that the breach of this Agreement would cause irreparable damage to Purchaser and that Purchaser will not have an adequate remedy at law. Therefore, the obligations of Seller under this Agreement, including Seller’s obligation to sell the Purchased Assets to Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise. 12.3 Submission to Jurisdiction; Consent to Service of Process. (a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (provided that if the Court of Chancery does not exercise jurisdiction over any matter, then any federal or state court located within the State of Delaware) over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 12.6.

67 12.4 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. 12.5 Governing Law; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State. (b) Each party acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues. Therefore each such party irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any such controversy between the parties arising in whole or in part under or in connection with this Agreement, the negotiation, terms, and performance hereof, the rights of the parties hereunder, the transactions contemplated hereby or the legal relationship of the parties (whether at law or in equity, and whether in contract, tort or otherwise). 12.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission), when sent by electronic mail (provided that no automatic error message is generate) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision): If to Seller, to: DZS Inc. 5700 Tennyson Parkway, Suite 400 Plano, Texas 75024 Attention: Chief Legal Officer Telephone: (469) 327-1531 E-Mail: legal@dzsi.com

68 With a copy, which will not constitute notice, to: Grable Martin PLLC 5473 Blair Road, Suite 100 PMB 51281 Dallas, Texas 75231-4227 Attention: Shauna Martin Telephone: (512) 415-4635 E-Mail: smartin@grablemartin.com If to Purchaser, to: AXON Networks Inc. 15420 Laguna Canyon Road, Suite 150 Irvine, California 92618 Attention: Troy Pliska Telephone: (310) 251-1675 E-Mail: troy.pliska@axon-networks.com With a copy, which will not constitute notice, to: Kirkland & Ellis LLP 4550 Travis St. Dallas, TX 75205 Attention: Jonathan Benloulou Telephone: (214) 972-1849 E-Mail: jonathan.benloulou@kirkland.com And to: Kirkland & Ellis LLP 2049 Century Park East Suite 3700 Los Angeles, CA 90067 Attention: Daniel Elizondo Telephone: (310) 552-4365 E-Mail: daniel.elizondo@kirkland.com 12.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable

69 manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. 12.8 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller Parties or Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, Purchaser’s rights to purchase the Purchased Assets and assume the Assumed Liabilities and Purchaser’s rights to seek indemnification hereunder) to any Affiliate of Purchaser, or any Person to which Purchaser or any of its Affiliates proposes to sell all or substantially all of the assets relating to the Business. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires. 12.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. 12.10 Right of Offset. Each party, on its own behalf and on behalf of its Affiliates and its and their respective successors and permitted assigns, may offset any amounts owed to such party by another party under this Agreement against any amounts payable by such party (or its Affiliates) to the other party (or the other party’s Affiliates). Each party may exercise such right of offset by notifying the other applicable parties of such matter, including the relevant payments and amounts involved and describing the basis therefore in reasonable detail. Notwithstanding the foregoing, Purchaser will only offset any amounts owed to it by Seller or its Affiliates against the Guaranteed Closing Payment. 12.11 Third-Party Beneficiaries. Except as expressly provided in this Agreement, each of which shall be enforceable by the parties entitled to the benefits thereunder, the parties intend that nothing in this Agreement, express or implied shall benefit or create any right or cause of action in or on behalf of any Person other than the parties or their respective successors and assigns. [Remainder of Page Intentionally Blank]

70 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first written above. SELLER: DZS INC. By: /s/ Charlie Vogt Name: Charles D. Vogt Title: President and Chief Executive Officer PURCHASER: AXON NETWORKS INC. By: /s/ Martin Manniche Name: Martin Manniche Title: Chief Executive Officer